UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant   ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ZOSANO PHARMA CORPORATION
(Name of Registrant as Specified in its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ZOSANO PHARMA CORPORATION

34790 Ardentech Court

Fremont, California 94555

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

We invite you to attend Zosano Pharma Corporation’s 2018 Annual Meeting of Stockholders, which is being held as follows:

Date:	Thursday, May 31, 2018

Time:	8:30 a.m., Pacific time

Location:	Zosano Pharma Corporation 34790 Ardentech Court Fremont, CA 94555

At the annual meeting, we will ask our stockholders to:

•	elect as our Class I director, John P. Walker, to serve for a three-year term ending at our 2021 annual meeting of stockholders;

•	approve an amendment to our Amended and Restated 2014 Equity and Incentive Plan to increase the number of shares issuable thereunder;

•	approve an amendment to our Amended and Restated 2014 Equity and Incentive Plan to amend the provision that provides for an annual increase in the number of shares issuable thereunder;

•	ratify the appointment of Marcum LLP as our independent registered public accounting firm for fiscal year 2018; and

•	consider any other business properly presented at the meeting.

You may vote on these matters in person, by proxy or via the internet or telephone. Whether or not you plan to attend the annual meeting, we ask that you promptly complete and return the enclosed proxy card in the enclosed addressed, postage-paid envelope or vote via the internet or telephone, so that your shares will be represented and voted at the meeting in accordance with your wishes. If you attend the annual meeting, you may withdraw your proxy or internet or telephone vote and vote your shares in person. Only stockholders of record at the close of business on April 26, 2018 may vote at the meeting.

By order of the Board of Directors,

Jeffrey L. Quillen
Secretary

April 30, 2018

PROXY STATEMENT

ZOSANO PHARMA CORPORATION

2018 ANNUAL MEETING OF STOCKHOLDERS

Page
INFORMATION ABOUT THE MEETING	1
The Meeting	1
This Proxy Solicitation	1
Who May Vote	1
How to Vote	2
Shares Held by Brokers or Nominees	2
Quorum Required to Transact Business	3
Householding of Annual Meeting Materials	3
Annual Report on Form 10-K	3

PROPOSAL 1: ELECTION OF DIRECTORS	4

PROPOSAL 2: AMENDMENT TO THE AMENDED AND RESTATED 2014 EQUITY AND INCENTIVE PLAN, FOR THE PURPOSE OF INCREASING THE NUMBER OF SHARES OF OUR COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER	7

PROPOSAL 3: AMENDMENT TO THE AMENDED AND RESTATED 2014 EQUITY AND INCENTIVE PLAN, FOR THE PURPOSE OF AMENDING THE PROVISION THEREIN THAT PROVIDES FOR CERTAIN ANNUAL AUTOMATIC INCREASES IN THE SHARES OF OUR COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER	14

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	16

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND MANAGEMENT	17
Board Composition	17
Board Role in Risk Oversight	18
Board Committees	19
Compensation Committee Interlocks and Insider Participation	20
Code of Business Conduct and Ethics; Corporate Governance Guidelines	20
Meetings of the Board of Directors	20
Policy Regarding Board Attendance	20
Director Candidates and Selection Process	21
Communications with our Board of Directors	21
Director Compensation	22
Our Management	23

EXECUTIVE COMPENSATION	25
Executive Summary	25
Summary Compensation Table	25
Narrative Disclosure to Summary Compensation Table	26
Outstanding Equity Awards at Year End	27
Severance and Change in Control Arrangements	28

INFORMATION ABOUT COMMON STOCK OWNERSHIP	29
Stock Owned by Directors, Executive Officers and Greater-Than-5% Stockholders	29
Policy Regarding Hedging	31
Section 16(a) Beneficial Ownership Reporting Compliance	31

PROXY STATEMENT

ZOSANO PHARMA CORPORATION

2018 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2018

This proxy statement and our 2017 Annual Report to Stockholders are also available for viewing, printing and downloading at www.edocumentview.com/ZSAN.

INFORMATION ABOUT THE MEETING

The Meeting

The 2018 Annual Meeting of Stockholders of Zosano Pharma Corporation will be held at 8:30 a.m., Pacific time, on Thursday, May 31, 2018 at the offices of Zosano Pharma Corporation, 34790 Ardentech Court, Fremont, CA 94555. At the meeting, stockholders of record on the record date for the meeting who are present or represented by proxy will have the opportunity to vote on the following matters:

•	to elect John P. Walker, as our Class I director, to serve for a three-year term ending at our 2021 annual meeting of stockholders;

•	to approve an amendment to our Amended and Restated 2014 Equity and Incentive Plan to increase the number of shares issuable thereunder;

•	to approve an amendment to our Amended and Restated 2014 Equity and Incentive Plan to amend the provision that provides for an annual increase in the number of shares issuable thereunder;

•	to ratify the appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018; and

•	any other business properly presented at the meeting.

This Proxy Solicitation

We have sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the meeting (including any adjournment or postponement of the meeting).

•	This proxy statement summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote.

•	The proxy card is the means by which you actually authorize another person to vote your shares at the meeting in accordance with your instructions.

We will pay the cost of soliciting proxies. Our directors, officers and employees may solicit proxies in person, by telephone or by other means. We will reimburse brokers and other nominee holders of shares for expenses they incur in forwarding proxy materials to the beneficial owners of those shares. We do not plan to retain the services of a proxy solicitation firm to assist us in this solicitation.

We will mail this proxy statement and the enclosed proxy card to stockholders for the first time on or about April 30, 2018. In this mailing, we will include a copy of our 2017 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2017 (as amended and excluding exhibits), as filed with the Securities and Exchange Commission, or SEC.

Who May Vote

Holders of record of our common stock at the close of business on April 26, 2018 are entitled to one vote per share of common stock on each proposal properly brought before the annual meeting.

A list of stockholders entitled to vote will be available at the annual meeting. In addition, you may contact our President and Chief Executive Officer, John P. Walker, at our principal executive offices located at 34790 Ardentech Court, Fremont, California 94555, to make arrangements to review a copy of the stockholder list at those offices, between the hours of 9:00 a.m. and 5:30 p.m., Pacific time, on any business day from May 1, 2018 to the time of the annual meeting.

How to Vote

You are entitled to one vote at the meeting for each share of common stock registered in your name at the close of business on April 26, 2018, the record date for the meeting. You may vote your shares at the meeting in person, by proxy, via the internet or via the toll-free number (for residents of the United States and Canada) listed on your proxy card.

•	To vote in person, you must attend the meeting, and then complete and submit the ballot provided at the meeting.

•	To vote by proxy, you must complete and return the enclosed proxy card. Your proxy card will be valid only if you sign, date and return it before the meeting. By completing and returning the proxy card, you will direct the persons named on the proxy card to vote your shares at the meeting in the manner you specify. If you complete all of the proxy card except the voting instructions, then the designated persons will vote your shares FOR the re-election of Mr. Walker as a Class I director, FOR the approval of amendment to our Amended and Restated 2014 Equity and Incentive Plan to increase the number of shares available for issuance thereunder, FOR the approval of amendment to our Amended and Restated 2014 Equity and Incentive Plan to change the reference date included in the provision that provides for an annual increase in the number of shares issuable thereunder and FOR the ratification of our independent registered public accounting firm. If any other business properly comes before the meeting, then the designated persons will have the discretion to vote in any manner they deem appropriate.

•	To vote via the internet, you must access the website for internet voting at www.investorvote.com/ZSAN. Please have the enclosed proxy card handy when you access the website, and then follow the on-screen instructions. Internet voting facilities for stockholders of record will be available 24 hours a day until 1:00 a.m. (Central time) on May 31, 2018. If you vote via the internet, you do not have to return your proxy card via mail.

•	To vote via telephone, use any touch-tone telephone and call 1-800-652-VOTE (8683) to transmit your voting instructions up until 1:00 a.m. (Central time) on May 31, 2018. Please have the enclosed proxy card handy when you call, and then follow the instructions. If you vote via telephone, you do not have to return your proxy card via mail.

If you vote by proxy or via the internet or telephone, you may revoke your vote at any time before it is exercised by taking one of the following actions:

•	sending written notice to our Secretary at our address set forth on the notice of meeting appearing on the cover of this proxy statement;

•	voting again by proxy or via the internet or telephone on a later date; or

•	attending the meeting, notifying our Secretary that you are present, and then voting in person.

Shares Held by Brokers or Nominees

If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides to you. Many brokers also offer the option of providing voting instructions to them over the internet or by telephone, directions for which would be provided by your brokerage firm on your voting instruction form.

Under stock exchange rules applicable to most brokerage firms, if you do not give instructions to your broker, it is permitted to vote any shares it holds for your account in its discretion with respect to “routine” proposals, but it is not allowed to vote your shares with respect to certain non-routine proposals. Proposal 1, regarding the election of directors, and Proposals 2 and 3, regarding amendments to the Amended and Restated 2014 Equity and Incentive Plan, are “non-routine” proposals. If you do not instruct your broker how to vote with respect to Proposals 1, 2 and 3, your broker will not vote on them and your shares will be recorded as “broker non-votes” and will not affect the outcome of the vote on Proposals 1, 2 and 3. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that, while voting in its discretion on one matter, it does not have or did not exercise discretionary authority to vote on another matter.

Proposal 4, the ratification of Marcum LLP as our independent registered public accounting firm, is considered to be a “routine” item under the applicable rules and your broker will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name.

If a broker or nominee holds shares of our common stock in “street name” for your account, then this proxy statement may have been forwarded to you with a voting instruction card, which allows you to instruct the broker or nominee how to vote your shares on the proposals described herein. To vote by proxy or to instruct your broker how to vote, you should follow the directions provided with the voting instruction card. In order to have your vote counted on Proposals 1, 2 and 3, you must either provide timely voting instructions to your broker or obtain a properly executed proxy from the broker or other record holder of the shares that authorizes you to act on behalf of the record holder with respect to the shares held for your account.

Quorum Required to Transact Business

At the close of business on April 26, 2018, 11,973,039 shares of our common stock were outstanding. Our Bylaws require that a majority of the outstanding shares of our common stock be represented, in person or by proxy, at the meeting in order to constitute the quorum we need to transact business at the meeting. We will count abstentions and broker non-votes as shares represented at the meeting in determining whether a quorum exists.

Householding of Annual Meeting Materials

Some banks, brokers, and other nominee record holders may be “householding” our proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a copy of either document to you if you call or write us at our principal executive offices, 34790 Ardentech Court, Fremont, California 94555, Attention: John P. Walker, President and Chief Executive Officer, telephone: (510) 745-1200. In the future, if you want to receive separate copies of the proxy statement or annual report to stockholders, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

Annual Report on Form 10-K

We will promptly deliver to you a copy of our Annual Report on Form 10-K for the year ended December 31, 2017, as amended, and additional copies of our proxy statement, without charge, if you call or write us at the following address or telephone number: Zosano Pharma Corporation, 34790 Ardentech Court, Fremont, California 94555, Attention: John P. Walker, President and Chief Executive Officer, telephone: (510) 745-1200.

PROPOSAL 1: ELECTION OF DIRECTORS

The first proposal on the agenda for the annual meeting is the election of John P. Walker, to serve as a Class I director.

Our Board of Directors is divided into three classes:

•	John P. Walker is a Class I director whose terms end at our annual meeting of stockholders in 2018;

•	Kenneth R. Greathouse is a Class II director whose term ends at our annual meeting of stockholders in 2019; and

•	Joseph “Jay” P. Hagan, Troy Wilson, Ph.D., J.D. and Kleanthis G. Xanthopoulos, Ph.D. are Class III directors whose terms end at our annual meeting of stockholders in 2020.

At each annual meeting of stockholders, a Class of directors is elected for a three-year term to succeed the directors of the same Class whose terms are then expiring. The term of the Class I director elected at our 2018 annual meeting of stockholders will begin at the meeting and end at our 2021 annual meeting of stockholders, or, if later, when such director’s successor has been elected and has qualified.

The following table sets forth certain information as of April 20, 2018 regarding our Class I director, who has been nominated for re-election, and each other director who will continue in office following the 2018 Annual Meeting of Stockholders.

Name	Age	Position(s)
Class I Director Nominee
John P. Walker	69	President, Chief Executive Officer and Chairman
Continuing Directors
Joseph “Jay” P. Hagan (1) (2)	49	Director, Audit Committee Chair
Troy Wilson, Ph.D., J.D. (1) (2) (3)	49	Director, Nominating and Corporate Governance Committee Chair
Kleanthis G. Xanthopoulos, Ph.D. (2) (3)	60	Director, Compensation Committee Chair
Kenneth R. Greathouse (1) (3)	65	Director

(1)	Member of the Audit Committee
(2)	Member of the Nominating and Corporate Governance Committee
(3)	Member of the Compensation Committee

Class I Director Nominee

John P. Walker has served as our President and Chief Executive Officer since August 2017 and as member of our Board of Directors since May 2016. Mr. Walker served as our Interim Chief Executive Officer from May 2017 until August 2017. Mr. Walker is currently the Chairman of Vizuri Health Sciences, LLC and served as a Managing Director of Four Oaks Partners, a life sciences transaction advisory firm, which he co-founded in March 2012, until January 2015. As part of his activities with Four Oaks Partners, Mr. Walker served as the Chairman and Interim Chief Executive Officer of Neuraltus Pharmaceuticals, Inc., a privately held biopharmaceutical company, until October 2013. From February 2009 until July 2010, Mr. Walker was the Chief Executive Officer at iPierian Inc., a company focused on the use of inducible stem cells for drug discovery. From 2006 until 2009, Mr. Walker served as the Chairman and Chief Executive Officer of Novacea, Inc., a pharmaceutical company that merged with Trancept Pharmaceuticals, Inc. in 2009. Since 2001, Mr. Walker, acting as a consultant, was Chairman and Interim Chief Executive Officer at Kai Pharmaceuticals, Guava Technologies, Centaur Pharmaceuticals, Inc., and Chairman and Chief Executive Officer of Bayhill Therapeutics. From 1993 until 2001, Mr. Walker was the Chairman and Chief Executive Officer of Arris Pharmaceuticals Corporation and its successor, Axys Pharmaceuticals Inc. Mr. Walker previously served on the board of directors of Geron Corporation and Evotec AG. He currently serves on the board of directors of Lucile Packard Children’s Hospital at Stanford University and is the Chairman of Packard Children’s Health Alliance. Mr. Walker is a graduate of the Advance Executive Program at the Kellogg School of Management at Northwestern University and holds a B.A. from the State University of New York at Buffalo. We believe Mr. Walker’s 40 years in the life sciences industry and his experience as Chairman and Chief Executive Officer of a number of development and commercial stage companies, including his service as our President and Chief Executive Officer, qualify him to serve as a member of our Board of Directors.

Continuing Directors

Kenneth R. Greathouse has served as a member of our Board of Directors since October 2017. Mr. Greathouse co-founded and has served as President of Argent Development Group since 2004, co-founded and has served as Chief Executive Officer of Melbourne Laboratories since 2012, co-founded and has served as Chief Executive Officer of Valcrest Pharmaceuticals since 2015 and co-founded and has served as Chief Executive Officer of Hesperian BioPharma since 2015. Mr. Greathouse has served as a member of the board of directors of Grove Sleep Holdings since 2009 and as a member of the board of directors of The Zitter Group since 2000. Mr. Greathouse received a B.S. from the University of California. We believe that Mr. Greathouse’s extensive experience in the pharmaceutical industry and as an executive officer of pharmaceutical and biotechnology companies qualifies him to serve as a member of our Board of Directors.

Joseph “Jay” P. Hagan has served as a member of our Board of Directors since May 2015. Mr. Hagan has served as Regulus’ Chief Executive Officer since May 2017. Previously, he served as Regulus’ Chief Operating Officer, Principal Financial Officer and Principal Accounting Officer since January 2016. From 2011 to December 2015, Mr. Hagan served as Orexigen’s Chief Business & Financial Officer. From May 2009 to June 2011, Mr. Hagan served as Orexigen’s Senior Vice President, Corporate Development, Strategy and Communications. Prior to Orexigen, Mr. Hagan worked at Amgen, from September 1998 to April 2008, where he served in various senior business development roles, including founder and Managing Director of Amgen Ventures. Prior to starting the Amgen Ventures fund, Mr. Hagan was Head of Corporate Development at Amgen, leading such notable transactions as the acquisition of Immunex and Tularik and the spinouts of Novatrone and Relypsa, as well as numerous other business development efforts totaling over $15 billion in value. Before joining Amgen, Mr. Hagan spent five years in the bioengineering labs at Genzyme and Advance Tissue Sciences. Mr. Hagan has served as a director of Aurinia Pharmaceuticals, a publicly traded biotech company, since March 2018. He received an M.B.A. from Northwestern University and a B.S. in Physiology and Neuroscience from the University of California, San Diego. We believe that Mr. Hagan’s education and professional background in science and business management, and his work as a senior executive in the biotechnology industry qualify him to serve as a member of our Board of Directors.

Troy Wilson, Ph.D., J.D. has served as a member of our Board of Directors since June 2014. Dr. Wilson has been President and Chief Executive Officer and a member of the board of directors of Kura Oncology, Inc., a public company, since August 2014. He has served as President and Chief Executive Officer and as a member of the board of managers of Avidity Biosciences LLC, a private biopharmaceutical company, since November 2012 and as President and Chief Executive Officer and as a member of the board of managers of Wellspring Biosciences LLC, a private biopharmaceutical company, since July 2012 and May 2012, respectively. Dr. Wilson has been a member of the board of directors of Puma Biotechnology, Inc., a public company, since October 2013. He has also been a member of the board of managers of Araxes Pharma LLC, a private biopharmaceutical company, since May 2012. Previously, Dr. Wilson served as President and Chief Executive Officer and a member of the board of directors of Intellikine, Inc., a private biopharmaceutical company, from April 2007 to January 2012 and from August 2007 to January 2012, respectively, until its acquisition by Takeda Pharmaceuticals. Dr. Wilson holds a J.D. from New York University and graduated with a Ph.D. in bioorganic chemistry and a B.A. in biophysics from the University of California, Berkeley. We believe that Dr. Wilson’s senior executive experience managing, leading and developing various biopharmaceutical companies and his extensive industry knowledge and board-level experience in the biopharmaceutical industry qualify him to serve as a member of our Board of Directors.

Kleanthis G. Xanthopoulos, Ph.D. has served as a member of our Board of Directors since April 2013. Dr. Xanthopoulos is an experienced and visionary leader in the biotechnology and pharmaceutical research industries, with a strong foundation in both operations and corporate development. He is currently President and CEO of IRRAS AB and he has been a Managing General Partner at Cerus DMCC, a life sciences investment company, since August 2015. From 2007 to June 2015, he was the President and Chief Executive Officer and a member of the board of directors of Regulus Therapeutics Inc. (RGLS). Prior to joining Regulus in 2007, Dr. Xanthopoulos was the Managing Director of Enterprise Partners Venture Capital. He co-founded Anadys Pharmaceuticals, Inc., served as their President and Chief Executive Officer from 2000 to 2006, and remained a director until its acquisition by Roche in 2011. Before that, Dr. Xanthopoulos was Vice President at Aurora Biosciences (acquired by Vertex Pharmaceuticals) from 1997 to 2000, and Section Head of the National Human Genome Research Institute from 1995 to 1997. Previously, he was an Associate Professor at the Karolinska Institute, Stockholm, Sweden. Dr. Xanthopoulos is chairman of the board of directors of Apricus Biosciences (Nasdaq: APRI) and he is a co-founder and a member of the board of directors of Sente, Inc. and Aspius Inc. Additionally, Dr. Xanthopoulos received the Ernst & Young Entrepreneur of the Year Award in Health Sciences in 2006 and was named Most Admired CEO by the San Diego Business Journal in 2013. An Onassis Foundation Scholar, Dr. Xanthopoulos received his B.Sc. in Biology with honors from Aristotle University of Thessaloniki, Greece, and his M.Sc. degree in Microbiology and Ph.D. degree in Molecular Biology from the University of Stockholm, Sweden, and a Postdoctoral Research Fellowship at The Rockefeller University, New York. We believe that Dr. Xanthopoulos’s senior executive experience managing and developing a major biotechnology company and his extensive industry knowledge and leadership experience in the biotechnology industry qualify him to serve as a member of our Board of Directors.

If for any reason any of the nominees becomes unavailable for election, the persons designated in the proxy card may vote the shares represented by proxy for the election of a substitute nominated by the Board of Directors. The nominee has consented to serve as a director if elected, and we currently have no reason to believe that he will be unable to serve.

The nominee receiving the greatest numbers of votes cast will be elected as a Class I director. Brokers may not vote shares they hold for you in the election of directors, unless they receive timely voting instructions from you. We will not count abstentions or broker non-votes as having been cast for the election of a director.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RE-ELECTION OF MR. WALKER.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED 2014 EQUITY AND INCENTIVE PLAN, FOR THE PURPOSE OF INCREASING THE NUMBER OF SHARES OF OUR COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER

We are asking stockholders to approve an amendment to our Amended and Restated 2014 Equity and Incentive Plan, referred to as the 2014 Plan, to increase the number of shares of common stock approved for issuance under the plan by 1,200,000 shares. The 2014 Plan is an important part of our compensation program and we believe it is essential to our ability to attract and retain highly qualified employees in an extremely competitive environment in which employees view equity incentives as an important component of their compensation.

The closing price of our common stock on the Nasdaq Capital Market on April 27, 2018 was $4.22 per share. The material terms of the 2014 Plan and a more detailed description of the proposed amendment are set forth below.

General Description of 2014 Plan

The purpose of the 2014 Plan is to (i) provide long-term incentives and rewards to those employees, officers, directors and other key persons (including consultants) of the Company and its subsidiaries who are in a position to contribute to the long-term success and growth of the Company and its subsidiaries, (ii) to assist the Company and its subsidiaries in attracting and retaining persons with the requisite experience and ability, and (iii) to more closely align the interests of such employees, officers, directors and other key persons with the interests of the Company’s stockholders. The 2014 Plan permits us to grant cash and equity-based awards to our employees, officers, directors and key persons (including consultants and prospective employees), including incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock units, unrestricted stock awards, performance share awards and dividend equivalent rights. To date, we have granted incentive stock options, non-statutory stock options, restricted stock and restricted stock units under the 2014 Plan. As of April 20, 2018, 51 employees were eligible to participate in the 2014 Plan. In addition, as of April 20, 2018, 148,173 shares of common stock are reserved for issuance under the 2014 Plan, of which 96,790 shares are subject to outstanding option awards, 2,589 shares have been issued and 48,794 shares remain available for future awards. Outstanding options have exercise prices ranging from $10.60 to $185.80. The weighted average exercise price of all outstanding options is $23.36 per share. All options granted have a term of ten years. In addition to options, 3,450 shares of our common stock have been issued as restricted stock, of which 2,116 shares have vested and 1,334 shares have been cancelled and 473 restricted stock units, or RSUs, have been issued, of which all are vested and none have been cancelled.

The Compensation Committee has discretion with respect to the amount of any awards granted under the 2014 Plan and, therefore, total awards that may be granted during a fiscal year to our employees, including our executive officers, are not determinable until completion of the year. On April 16, 2018, the Compensation Committee and the Board of Directors granted a total of 948,700 conditional stock options to certain of our employees and executive officers as well as to our non-employee directors, which are subject to the approval of the amendment to the 2014 Plan set forth in this Proposal 2. If the amendment to the 2014 Plan is not approved, these conditional stock option grants will be cancelled. Each of our non-employee directors is awarded a stock option to purchase 1,500 shares of our common stock on January 1st of each year. These stock options vest in full on the first anniversary of the grant date, subject to continued service by the director. For more information, see “Director Compensation” below.

The following table sets forth shares underlying awards granted under the 2014 Plan through April 20, 2018:

Total Awards Under the 2014 Plan

Number of Shares of Common Stock Underlying Options and Awards (1)
Current executive officers:
John P. Walker, President and Chief Executive Officer	316,840
Georgia Erbez, Chief Business Officer and Chief Financial Officer	0
Donald Kellerman, Pharm.D., Vice President, Clinical Development and Medical Affairs	111,849
Hayley Lewis, Vice President, Regulatory Affairs and Quality	111,849
Current executive officers as a group (4 persons)	540,538
Current non-executive officer directors as a group (4 persons)	113,850
Other Zosano employees as a group	389,927

Total Awards through April 20, 2018	1,044,315

(1)	Includes 948,700 stock options granted to certain employees and executive officers as well as our non-employee directors that are conditioned upon the approval of the amendment to the 2014 Plan set forth in Proposal 2.

The following table provides information as of April 20, 2018 about the securities authorized for issuance under the 2014 Plan and our 2012 Stock Incentive Plan. In connection with the consummation of our initial public offering of common stock in January 2015, our board of directors terminated the 2012 Stock Incentive Plan effective as of January 27, 2015 and no further awards may be issued under the 2012 Stock Incentive Plan, except that the awards outstanding under the 2012 Stock Incentive Plan at the time of its termination continue to be governed by the terms of the 2012 Stock Incentive Plan. Our 2014 Plan was approved by our stockholders in July 2014 and our 2012 Stock Incentive Plan was approved by our stockholders in April 2012.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (2)		Weighted average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plan (3)
Equity compensation plans approved by security holders(1):	105,029		$24.49	48,794
Equity compensation plans not approved by security holders:	968,050	(4)	$4.54	0
Totals:	1,073,079		$6.49	48,794

(1)	This table does not reflect the proposed increase in shares reserved for issuance under the 2014 Plan as set forth in Proposal 2 and includes shares issuable upon exercise of outstanding options under the 2012 Stock Incentive Plan.
(2)	As of April 20, 2018 options to purchase 96,790 shares of common stock were outstanding under the 2014 Plan. The weighted average remaining contractual life of these outstanding options as of April 20, 2018 was 8.60 years and the weighted average exercise price for such options was $23.36.
(3)	Consists of 48,794 shares of common stock available for issuance under the 2014 Plan.
(4)	Represents (i) 948,700 stock options granted to certain employees and executive officers as well as our non-employee directors that are conditioned upon the approval of the amendment to the 2014 Plan set forth in Proposal 2 and (ii) nonstatutory stock options to purchase an aggregate of 19,350 shares granted as an inducement grant to certain of our employees (including our Chief Business Officer and Chief Financial Officer). Inducement grants were granted outside of the equity compensation plans approved by security holders.

Administration and Eligibility

Awards are made by the Compensation Committee, which has been designated by our Board of Directors to administer the 2014 Plan. Subject to certain limitations, the Compensation Committee may delegate to our Chief Executive Officer (so long as our Chief Executive Officer is a member of the Board of Directors) or to one or more members of our Board of Directors the power to make awards to participants who are not subject to Section 16 of the Securities Exchange Act of 1934 or “covered employees” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Compensation Committee administers the 2014 Plan and determines the terms and conditions of each award to our executive officers and directors, including the exercise price, the form of payment of the exercise price, the number of shares subject to the award and the time at which such options become exercisable. The exercise price of any stock option granted under the 2014 Plan may not, however, be less than the fair market value of the common stock on the date of grant and the term of any such option cannot be greater than 10 years.

Awards

The 2014 Plan provides for the following categories of awards:

Options. Our 2014 Plan permits the granting of options to purchase common stock that are intended to qualify as “incentive stock options” under the Code, and options that do not qualify as incentive stock options, which are referred to as non-statutory stock options. We may grant non-qualified stock options to our employees, directors, officers, consultants or advisors in the discretion of our Compensation Committee. Incentive stock options will only be granted to our employees. The exercise price of each incentive stock option may not be less than 100% of the fair market value of shares of our common stock on the date of grant. If we grant incentive stock options to any person holding 10% or more of the outstanding voting stock of the Company, the exercise price may not be less than 110% of the fair market value of shares of our common stock on the date of grant. The exercise price of any non-qualified stock option will be determined by our Compensation Committee and may not be less than the fair market value of shares of our common stock.

The term of each option may not exceed 10 years from the date of grant, and no option shall be transferable by the optionee other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Compensation Committee, in its sole discretion, may provide in the award agreement regarding a given option, or may agree in writing with respect to an outstanding option, that the optionee may transfer their non-statutory stock options to members of their immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this plan and the applicable option.

In general, an optionee may pay the exercise price of an option by cash or, if so provided in the applicable option agreement, by tendering shares of our common stock, by a “cashless exercise” through a broker supported by an irrevocable instruction to such broker to deliver sufficient funds to pay the applicable exercise price, by reducing the number of shares otherwise issuable to the optionee upon exercise of the option by a number of shares having a fair market value equal to the aggregate exercise price of the options being exercised or by any other method permitted by the compensation committee.

Stock appreciation rights. Pursuant to the 2014 Plan, we may grant stock appreciation rights, or an award entitling the recipient to receive cash or shares of our common stock having a value on the date of exercise calculated as follows: (i) the exercise price of a share of common stock on the grant date is less the fair market value of the common stock on the date of exercise and (ii) multiplied by the number of shares of stock with respect to which the stock appreciation right shall have been exercised. The exercise price of a stock appreciation right shall not be less than 100% of the fair market value of our common stock on the date of grant, and the terms and conditions of the stock appreciation rights shall be determined from time to time by the Compensation Committee.

Restricted stock awards. Pursuant to the 2014 Plan, we may grant restricted stock awards entitling the recipient to acquire, at such a price as determined by the Compensation Committee, shares of common stock subject to such restrictions and conditions as the Compensation Committee may determine at the time of grant. Conditions may be based on continuing employment or achievement of pre-established performance goals and objectives. A holder of a restricted stock award may exercise voting rights upon (i) execution of a written instrument setting forth the award and (ii) payment of any applicable purchase.

Restricted stock units. Pursuant to the 2014 Plan, we may grant restricted stock units which entitle the holder, upon vesting of the right, to a number of shares of common stock as determined in the award agreement. The Compensation Committee shall determine the restrictions and conditions applicable to each restricted stock unit at the time of grant, and a holder of a restricted stock unit shall only have exercisable rights as a stockholder upon settlement of restricted stock units. Unless otherwise provided in the award agreement, a holder’s rights in all restricted stock units that have not vested shall automatically terminate immediately following the holder’s termination of employment with the Company for any reason.

Unrestricted stock awards. Pursuant to the 2014 Plan, we may grant unrestricted awards of shares of common stock free of any restrictions under the plan. The right to receive shares of unrestricted stock awards on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

Performance share awards. Pursuant to the 2014 Plan, we may grant performance share awards entitling the recipient to acquire shares of common stock upon the attainment of specified performance goals; provided, however, that the Compensation Committee, in its discretion, may provide either at the time of grant or at the time of settlement that a performance share award will be settled in cash. The period during which performance is to be measured for performance share awards shall not be less than one year, and such performance share awards, and all rights with respect to such awards, may not be sold, assigned, transferred, pledged or otherwise encumbered.

Dividend equivalent rights. Pursuant to the 2014 Plan, we may grant dividend equivalent rights entitling the recipient to receive credits based on cash dividends that would be paid on the shares of stock specified in the dividend equivalent right (or other award to which it relates). Dividend equivalent rights may be settled in cash or shares of stock or a combination thereof, in a single installment or installments. A dividend equivalent right granted as a component of another award may provide that such dividend equivalent right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such dividend equivalent right shall expire or be forfeited or annulled under the same conditions as such other award.

Cash awards. The Compensation Committee, in its discretion, may provide for cash payments to be made under the 2014 Plan. Such cash awards may be made subject to such terms, conditions and restrictions as the Compensation Committee considers necessary or advisable.

Federal Income Tax Consequences Relating to Equity Awards.

Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an incentive stock option, known as an ISO, under the 2014 Plan. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as a capital gain and any loss sustained will be a capital loss and (b) no deduction is allowed to Zosano for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above, referred to as a disqualifying disposition, then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) Zosano is entitled to deduct this amount. Any further gain realized is taxed as a capital gain and does not result in any deduction to us. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

Non-statutory Stock Options. No income is realized by the optionee at the time a non-statutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) Zosano receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a capital gain or loss and will not result in any deduction by Zosano.

Restricted Stock. Awards of restricted stock that are non-transferable and subject to forfeiture are generally not taxable to the recipient until the shares vest. When the shares vest, the recipient realizes compensation income equal to the difference between the amount paid for the shares and their fair market value at the time of the vesting, and we are entitled to a corresponding deduction. Appreciation in the value of the shares during the vesting period therefore increases the income subject to tax at ordinary income rates at the time of vesting as well as the corresponding deduction we are entitled to take at that time. The tax is payable for the year in which the vesting occurs, regardless of whether the shares are sold at that time. If the recipient is an employee, Zosano is required to withhold income and social security taxes from the compensation income (by withholding from shares, from other income of the employee or from a cash payment made by the employee to Zosano to cover the withholding taxes).

Instead of being taxed when the shares vest, a recipient may elect to be taxed in the year the shares are awarded by filing a “Section 83(b) election” with the Internal Revenue Service within 30 days after issuance of the restricted shares. The recipient then realizes compensation income in the year of the award equal to the difference between the amount paid for the shares and their fair market value at the time of issuance, and we are entitled to a corresponding deduction at that time.

Unrestricted Stock. Generally, a recipient will be taxed at the time of the grant of the award. The fair market value of the shares at that time will be treated as ordinary income. We receive a tax deduction for the amount reported as ordinary income to the recipient subject to the limitations of Internal Revenue Code Section 162(m). Upon disposition of the shares, any appreciation or depreciation after the taxable event is treated as short or long-term capital gain or loss and will not result in any further deduction by us.

Restricted Stock Units. A recipient does not realize taxable income upon the grant or vesting of a restricted stock unit. The recipient must include as ordinary income when an award is settled an amount equal to the excess of the fair market value of the shares (or the amount of cash) distributed to settle the award. Subject to the limitations of Internal Revenue Code Section 162(m), we receive a corresponding tax deduction at the time of settlement. If the award is settled in shares, then any subsequent appreciation or depreciation is treated as short or long-term capital gain or loss and will not result in any further deduction by us.

Internal Revenue Code Section 162(m). Effective for tax years beginning after December 31, 2016, United States tax laws generally will not allow publicly-held companies to obtain tax deductions for compensation in excess of $1 million paid in any year to any of the chief executive officer, the chief financial officer, and the next three highest paid executive officers (each, a “covered employee”). For prior years there was an exception to this rule for “performance-based” compensation as defined in Internal Revenue Code Section 162(m), and this exemption will continue to be available with respect to payments made pursuant to binding agreements in effect as of November 2, 2017, and not materially modified Our Compensation Committee had designed the 2014 Plan with the intention of satisfying the performance-based exemption under Section 162(m) with respect to restricted stock awards, restricted stock unit awards, performance share awards or cash awards, if any, granted to persons who were treated as covered employees under Section 162(m) as of the date of grant of such awards.

Cash Awards. When a cash award is paid or otherwise made available to a participant, the award holder will recognize ordinary income in an amount equal to the cash received or made available. Income recognized by an award holder who is an employee is compensation subject to withholding at the time the cash is received and, therefore, the Company must properly withhold the required tax.

Proposed Amendment to the 2014 Plan

On April 16, 2018, the Compensation Committee and our Board of Directors voted, subject to stockholder approval, to amend the 2014 Plan to increase the number of shares available for issuance under the 2014 Plan by 1,200,000 shares. As of April 20, 2018, this will bring the total shares available for issuance to 1,248,794 shares, subject to adjustment for stock-splits and similar capital changes, and of which 948,700 shares underlie contingent stock options conditioned upon approval of the amendment to the 2014 Plan.

Stockholder approval of the 1,200,000 share increase is required under applicable Nasdaq Market Rules as well as to ensure that these shares may be treated as incentive stock options under the Internal Revenue Code. This amendment is intended to provide a sufficient number of shares of common stock for anticipated awards to eligible persons through 2018.

If Proposal 2 is approved by the requisite stockholders, the Company intends to register the additional shares reserved for issuance under the 2014 Plan by filing a registration statement on Form S-8 following stockholder approval.

New Plan Benefits

If Proposal 2 is approved, the Compensation Committee will be able to grant awards to our employees, officers and other key persons (including consultants) of the Company and its subsidiaries. Also, non-employee directors are eligible to receive awards under the 2014 Plan. Grants of awards under the 2014 Plan are discretionary to the Board and the Committee, to the extent that the Board has delegated its authority to the Committee to do so; consequently, except as provided below, it is not possible to determine at this time the amount or dollar value of awards to be provided under the 2014 Plan if our stockholders approve Proposal 2.

The table below provides the grants of options under the 2014 Plan, under which no Company shares will be issued unless and until we obtain stockholder approval of the increase in shares under the 2014 Plan. In April 2018, our Compensation Committee approved, subject to stockholder approval of Proposal 2, the grant of these options to purchase common stock to certain of our employees and executive officers as well as our non-employee directors. The options vest in substantially equal monthly installments over four years following the date of grant so that the options will be fully vested on the fourth anniversary of the date of grant.

2018 Equity Awards (1)
Name and Position	Number of Shares
John P. Walker	300,000
President, Chief Executive Officer and Chairman
Georgia Erbez (2)	0
Chief Business Officer and Chief Financial Officer
Donald Kellerman	100,000
Vice President Clinical Development and Medical Affairs
Executive Group	500,000
Non-Executive Director Group	100,000
Non-Executive Officer Employee Group	348,700

(1)	Issued pursuant to the 2014 plan. All of the 2018 Equity Awards listed above have an exercise price of $4.24 per share.

(2)	On April 16, 2018, in connection with a planned reorganization of internal reporting responsibilities for the business development and human resources groups, Georgia Erbez informed that Company that she will resign for good reason pursuant to the terms of her Employment Letter Agreement with the Company dated as of September 7, 2016 effective on the later to occur of (i) the date that the Company files with the Securities and Exchange Commission a report on Form 10-Q for the first quarter of 2018 and (ii) May 15, 2018.

The preceding summary is qualified in its entirety by reference to the full text of the 2014 Plan, as amended by our Board of Directors and subject to stockholder approval, which has been filed with the SEC and will be made available upon written request to Zosano Pharma Corporation, 34790 Ardentech Court, Fremont, California 94555, Attention: John P. Walker, President and Chief Executive Officer, telephone: (510) 745-1200.

Votes Required

The affirmative vote of a majority of the total votes cast on this proposal, represented in person or by proxy, will constitute the approval of the proposed amendment to the 2014 Plan. Abstentions will count as votes.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO OUR AMENDED AND RESTATED 2014 EQUITY AND INCENTIVE PLAN.

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED 2014 EQUITY AND INCENTIVE PLAN, FOR THE PURPOSE OF AMENDING THE PROVISION THEREIN THAT PROVIDES FOR CERTAIN ANNUAL AUTOMATIC INCREASES IN THE SHARES OF OUR COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER

The purpose of the proposed amendment to the 2014 Plan is to amend our provision to reserve additional shares for issuance under the 2014 Plan on an annual basis commencing on January 1, 2019. Other than this change, which is described in more detail below under “Key Features of the Proposed Amendment to the 2014 Plan,” and the increase in the number of shares of our common stock authorized for issuance under the 2014 Plan described in Proposal 2, the terms of the 2014 Plan will remain unchanged. A copy of the proposed amendments to the 2014 Plan is included in this Proxy Statement as Appendix A.

The 2014 Plan was originally approved by the Board on July 11, 2014 and by our stockholders on July 11, 2014, and originally authorized the Board to issue up to 70,000 shares of common stock to employees, directors and consultants. The 2014 Plan provides for an automatic annual increase in the number of shares authorized for issuance, effective on January 1st of each calendar year. Since the adoption of the Existing Plan, the number of shares of common stock authorized for issuance has been increased by: (i) 35,000 shares of common stock pursuant to an amendment approved by our stockholders on May 31, 2017, and (ii) 43,173 shares of common stock pursuant to the automatic increase provisions set forth in the 2014 Plan, bringing the total number of shares of common stock authorized for issuance under the 2014 Plan to 148,173 shares as of the date of this Proxy Statement. All such authorized shares have been adjusted to give effect to the 1-for-20 reverse stock split effected on January 25, 2018.

Key Features of the Proposed Amendment to the 2014 Plan

The proposed amendment to the 2014 Plan will only become effective if approved by our stockholders. If this Proposal 3 is approved, the following amendment will be made, which is designed to ensure the continued viability of the 2014 Plan and which the Board believes is aligned with the best interests of our stockholders:

Change to Provision that Provides for Certain Annual Automatic Increases

The share reserve of the 2014 Plan includes a provision, which provides that the number of shares available for issuance under the 2014 Plan automatically increases on January 1st of each calendar year, by three percent (3%) of the number of shares of common stock issued and outstanding on the immediately preceding January 1 or such lesser number of shares of common stock as determined by the Compensation Committee. The proposed amendment to the 2014 Plan provides that the number of shares available for issuance under the 2014 Plan automatically increases on January 1st of each calendar year, beginning with 2019, by three and one-half percent (3.5%) of the number of shares of common stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of common stock as determined by the Compensation Committee. If the Company’s stockholders do not approve this Proposal 3 at the Annual Meeting, the 2014 Plan’s provision will continue in its current form and we will continue to grant equity awards under the 2014 Plan in accordance with such provision and all other terms thereof.

Please see Proposal 2 for a description of outstanding awards and shares available for future awards under the 2014 Plan as of April 20, 2018.

Material Terms of the 2014 Plan

The material terms of the 2014 Plan are set forth in Proposal 2.

New Plan Benefits

Please see Proposal 2 for information regarding benefits to be received under the 2014 Plan and the number of outstanding awards held by our executive officers, directors and employees under the 2014 Plan as of April 20, 2018.

Federal Income Tax Consequences Relating to Equity Awards.

Please see Proposal 2 for a description of certain Federal Income Tax Consequences Relating to Equity Awards under the 2014 Plan.

Votes Required

The affirmative vote of a majority of the total votes cast on this proposal, represented in person or by proxy, will constitute the approval of the proposed amendment to the 2014 Plan. Abstentions will count as votes.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO OUR AMENDED AND RESTATED 2014 EQUITY AND INCENTIVE PLAN.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Marcum LLP served as our independent registered public accounting firm and audited our financial statements for the fiscal years ended December 31, 2017 and 2016. The Audit Committee of our Board of Directors has retained Marcum LLP as our independent registered public accounting firm to audit our financial statements for our fiscal year ending December 31, 2018.

Our Audit Committee is responsible for selecting and appointing our independent registered public accounting firm, and this appointment is not required to be ratified by our stockholders. However, our Audit Committee has recommended that the Board of Directors submit this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the appointment, then the Audit Committee will reconsider whether to retain Marcum LLP, and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Zosano Pharma and our stockholders.

In order to pass, this proposal must receive a majority of the votes cast with respect to this matter. We will not count abstentions or broker non-votes as votes cast.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF MARCUM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND MANAGEMENT

Board Composition

Our Board of Directors currently consists of five members, and there are no contractual obligations regarding the election of our directors. Each of our directors holds office until the director’s successor has been elected and qualified or until the director’s earlier death, resignation or removal.

Our Certificate of Incorporation and our Bylaws provide that the authorized number of directors may be changed only by resolution adopted by a majority of the authorized number of directors constituting the Board of Directors. Our Certificate of Incorporation and Bylaws also provide that a director may be removed only for cause by the affirmative vote of the holders of at least 66-2/3% of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our Board of Directors, including a vacancy resulting from an increase in the authorized number of directors constituting the Board of Directors, may be filled only by vote of a majority of our directors then in office.

In accordance with the terms of our Certificate of Incorporation and Bylaws, our Board of Directors is divided into three classes, designated as Class I, Class II and Class III, with members of each Class serving staggered three-year terms, divided as follows:

•	the Class I director is Mr. Walker, whose terms will expire at our 2018 Annual Meeting of Stockholders;

•	the Class II director is Mr. Greathouse, whose term will expire at the annual meeting of stockholders to be held in 2019; and

•	the Class III directors are Mr. Hagan, Dr. Wilson and Dr. Xanthopoulos, whose terms will expire at the annual meeting of stockholders to be held in 2020.

Upon the expiration of the term of a Class of directors, directors in that Class are eligible, if nominated, to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our common stock is listed on the Nasdaq Capital Market tier of the Nasdaq Stock Market. Under the rules of the Nasdaq Stock Market, independent directors must comprise a majority of a listed company’s board of directors within 12 months from the date of listing in connection with the company’s initial public offering. In addition, the rules of the Nasdaq Stock Market require that (i) on the date of listing in connection with a company’s initial public offering, at least one member of each of the listed company’s audit, compensation, and nominating and corporate governance committees be independent, (ii) within 90 days of the date of listing in connection with the company’s initial public offering, a majority of the members of such committees be independent and (iii) within one year of the date of listing in connection with the company’s initial public offering, all the members of such committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of the company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered to be independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board of Directors has determined that each of

Mr. Greathouse, Mr. Hagan, Dr. Wilson and Dr. Xanthopoulos is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules, and that Mr. Walker is not an “independent director.” In making this determination, our Board of Directors considered the relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining the independence of such directors, including the beneficial ownership of our capital stock by each non-employee director and by entities with which each non-employee director is associated.

In fiscal year 2017, our Board of Directors initially consisted of Dr. Konstantinos Alataris, Mr. Hagan, Mr. Bruce Steel, Dr. Wilson, Dr. Xanthopoulos, and Mr. Walker. Dr. Alataris resigned as a member of the Board of Directors effective as of May 8, 2017 and Mr. Steel resigned as a member of the Board of Directors effective as of December 13, 2017. Mr. Greathouse was appointed to fill a vacancy on our Board of Directors as a Class II Director on October 3, 2017.

Board Role in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Chairman and Chief Executive Officer is responsible for setting the strategic direction for our company and the day-to-day leadership and performance of the company. Our non-employee directors meet in executive session on a regular basis, without our Chairman and Chief Executive Officer present. The Board of Directors currently combines the roles of Chairman of the Board of Directors and Chief Executive Officer. Periodically, our Board of Directors assesses these roles and the board leadership structure to ensure the interests of the Company and its stockholders are best served. Our Board of Directors has determined that its current structure, with combined Chairman and Chief Executive Officer is in the best interests of the Company and its stockholders at this time.

A number of factors support the leadership structure chosen by our Board of Directors, including, among others:

•	Mr. Walker has extensive knowledge of all aspects of the Company and its business and risks.

•	Mr. Walker is intimately involved in the day-to-day operations of the Company and is best positioned to elevate the most critical business issues for consideration by the Board of Directors.

•	The Board of Directors believes having Mr. Walker serve in both capacities allows him to more effectively execute the Company’s strategic initiatives and business plans and confront its challenges.

•	A combined Chairman and Chief Executive Officer structure provides the Company with decisive and effective leadership with clearer accountability to our stockholders.

•	This structure allows one person to speak for and lead the company and the Board of Directors.

•	The combined role is both counterbalanced and enhanced by the effective oversight and independence of our Board of Directors and the leadership provided by our independent committee chairs.

•	The Board of Directors believes that the use of regular executive sessions of the non-management Directors, along with the Board of Directors’ strong committee system and all Directors being independent except for Mr. Walker allow it to maintain effective oversight of management.

Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees, which are the only standing committees of our Board of Directors, operates under a charter that has been approved by our Board of Directors. A current copy of the charter for each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is available on our website, which is located at www.zosanopharma.com, under “Investors—Corporate Governance.”

Audit Committee. The current members of our Audit Committee are Mr. Greathouse, Mr. Hagan and Dr. Wilson, with Mr. Hagan serving as the Chair of the Audit Committee. Previously in fiscal year 2017, our Audit Committee had consisted of Mr. Hagan, Dr. Wilson and Dr. Xanthopoulos; Dr. Xanthopoulos resigned as a member of the Audit Committee effective as of December 13, 2017. Our Board of Directors has determined that each of Mr. Hagan, Dr. Wilson and Mr. Greathouse satisfies, and prior to his resignation in December 13, 2017, that Dr. Xanthopoulos satisfied, the Nasdaq Stock Market independence standards and the independence standards of Rule 10A-3(b)(1) under the Exchange Act. Each of the members of our Audit Committee meets, and prior to his resignation in December 13, 2017, Dr. Xanthopoulos met, the requirements for financial literacy under applicable rules and regulations of the SEC and The Nasdaq Stock Market. The Board of Directors has also determined that Mr. Hagan qualifies as an “audit committee financial expert,” as defined by applicable rules of the Nasdaq Stock Market and the SEC.

The Audit Committee assists our Board of Directors in its oversight of:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our independent registered public accounting firm.

The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The Audit Committee establishes and implements policies and procedures for the pre-approval of all audit services and all permissible non-audit services provided by our independent registered public accounting firm and reviews and approves any related party transactions entered into by us.

The Audit Committee met in person or by telephone five times during fiscal year 2017.

Compensation Committee. The current members of our Compensation Committee are Mr. Greathouse, Dr. Wilson and Dr. Xanthopoulos, each of whom is an independent director. Dr. Xanthopoulos serves as the Chair of the Compensation Committee. Previously in fiscal year 2017, the Compensation Committee had consisted of Mr. Hagan, Dr. Wilson and Dr. Xanthopoulos, until Mr. Hagan’s resignation and Mr. Greathouse’s appointment as a member of the Compensation Committee on December 13, 2017.

The Compensation Committee:

•	approves the compensation and benefits of our executive officers;

•	reviews and makes recommendations to the Board of Directors regarding benefit plans and programs for employee compensation; and

•	administers our equity compensation plans.

The Compensation Committee met in person or by telephone six times during fiscal year 2017.

Nominating and Corporate Governance Committee. The current members of our Nominating and Corporate Governance Committee are Mr. Hagan, Dr. Wilson and Dr. Xanthopoulos, each of whom is an independent director. Dr. Wilson is the Chair of the Compensation Committee.

The Nominating and Corporate Governance Committee:

•	identifies individuals qualified to become Board members;

•	recommends to the Board of Directors nominations of persons to be elected to the Board of Directors; and

•	advises the Board of Directors regarding appropriate corporate governance policies and assists the Board of Directors in achieving them.

The Nominating and Corporate Governance Committee met in person or by telephone four times during fiscal year 2017.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board of Directors or our Compensation Committee. During fiscal year 2017, each of Mr. Greathouse, Mr. Hagan, Dr. Wilson and Dr. Xanthopoulos (who resigned as of December 13, 2017) served as a member of our Compensation Committee. None of these directors, and none of the current members of our Compensation Committee, is an officer or employee of our company, nor has any of them ever been an officer or employee of our company, including during fiscal year 2017.

Code of Business Conduct and Ethics; Corporate Governance Guidelines

We have adopted a written code of ethics that applies to our directors, executive officers and employees, and we also have adopted corporate governance guidelines. A copy of our code of ethics is posted on our website, which is located at www.zosanopharma.com, under “Investors—Corporate Governance.” If we make any substantive amendments to, or grant any waivers from, a provision of our code of ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website.

Meetings of the Board of Directors

Our Board of Directors met in person or by telephone thirteen times during fiscal year 2017. No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and of any committee of the Board of Directors on which he served, in each case held during the period in which he served as a director, in fiscal year 2017.

Policy Regarding Board Attendance

Our directors are expected to attend meetings of the Board of Directors and meetings of committees of the Board of Directors on which they serve. Our directors are expected to spend the time needed at each meeting and to meet as frequently as necessary to properly discharge their responsibilities. We encourage members of our

Board of Directors to attend our annual meetings of stockholders, but we do not have a formal policy requiring them to do so. Our annual meeting of stockholders for fiscal year 2016 was held on May 31, 2017 and was attended by one of the members of our Board of Directors.

Director Candidates and Selection Process

Our Nominating and Corporate Governance Committee, in consultation with our Board of Directors, is responsible for identifying and reviewing candidates to fill open positions on the Board of Directors, including positions arising as a result of the removal, resignation or retirement of any director, an increase in the size of the Board of Directors or otherwise, and recommending to our full Board of Directors candidates for nomination for election as directors. In evaluating the qualifications of candidates, the Nominating and Corporate Governance Committee will consider any requirements of applicable law and Nasdaq listing standards, a candidate’s strength of character, judgment, business experience and specific areas of expertise, familiarity with our industry, principles of diversity, factors relating to the composition of our Board of Directors (including its size and structure), and such other factors as the Nominating and Corporate Governance Committee deems to be appropriate. The goal of the Nominating and Corporate Governance Committee is to assemble a Board of Directors that consists of individuals who bring a variety of complementary attributes and who, taken together, have the appropriate skills and experience to oversee our business. The Nominating and Corporate Governance Committee is responsible for reviewing from time to time the criteria it uses to evaluate the qualifications of candidates.

Our Nominating and Corporate Governance Committee has not adopted any formal policy, guidelines or procedures regarding the diversity of our Board of Directors. Our priority in selection of Board members is identification of members who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members, knowledge of our business and understanding of the competitive landscape.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than five percent (5%) of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Secretary, Zosano Pharma Corporation, 34790 Ardentech Court, Fremont, California 94555. Assuming that appropriate biographical and background material is provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates that it recommends. If the Board of Directors resolves to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting of stockholders. Any recommendation of a potential director nominee should also include a statement signed by the proposed nominee expressing a willingness to serve as a director if elected. As part of this responsibility, the Nominating and Corporate Governance Committee will be responsible for conducting, subject to applicable law, any and all inquiries into the background and qualifications of any candidate for election as a director and such candidate’s compliance with the independence and other qualification requirements established by the Nominating and Corporate Governance Committee or imposed by applicable law or listing standards.

Communications with our Board of Directors

Stockholders wishing to communicate with our Board of Directors should send correspondence to the attention of our Secretary, Zosano Pharma Corporation, 34790 Ardentech Court, Fremont, California 94555, and should include with the correspondence evidence that the sender of the communication is one of our stockholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the stockholder and the number of shares held. Our Secretary will review all correspondence confirmed to be from stockholders in conjunction with the Chairman of the Board of Directors, who will decide whether or not to forward the correspondence or a summary of the correspondence to the full Board of Directors or a committee thereof. The Secretary and the Chairman of the Board of Directors will review all stockholder correspondence, but the decision to relay that correspondence to the full Board of Directors or a committee thereof will rest entirely within the discretion of the Chairman. Our Board of Directors believes that this process will suffice to handle the relatively low volume of communications we have historically received from our stockholders. If the volume of communications increases such that this process becomes burdensome to our Chairman, our Board of Directors may elect to adopt more elaborate screening procedures.

Director Compensation

Only our independent directors receive compensation for service on the Board of Directors. Each of our independent directors receives annual compensation as follows:

•	for serving as a member of our Board of Directors, an annual cash retainer of $45,000 and an annual grant of a non-statutory stock option to purchase 1,500 shares of our common stock (at a per share exercise price equal to fair market value on the date of grant) vesting one year from the date of grant; and

•	for serving as the chairperson of the Audit Committee of the Board of Directors, an annual cash retainer of $10,000; for serving as the chairperson of the Compensation Committee of the Board of Directors, an annual cash retainer of $7,000; and for serving as the chairperson of the Nominating and Corporate Governance Committee of the Board of Directors, an annual cash retainer of $7,000.

The cash fees described above are paid in monthly installments, in arrears. Non-employee directors are reimbursed upon request for travel and other out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and of committees of the Board of Directors on which they serve.

In addition, it is our policy to grant to an independent director upon his or her initial election to our Board of Directors a non-statutory stock option to purchase a number of shares of our common stock equal to between, depending on his or her qualifications, approximately 0.125% and approximately 1.0% of our then outstanding common stock on a fully-diluted basis (at a per share exercise price equal to fair market value on the date of grant), with 25% of the shares vesting on the first anniversary of the date of election to the Board and the remaining shares vesting in equal monthly installments over the following three-year period.

The following table sets forth information regarding compensation awarded to, earned by or paid to each of our non-employee directors who served during 2017. See “Executive Compensation” for a discussion of the compensation paid to Mr. Walker.

Name	Fees Earned or Paid in Cash	Option Awards (1)	Total
Kenneth R. Greathouse (2)	$8,562	$37,494	$46,056
Joseph “Jay” P. Hagan	45,000	—	45,000
Bruce D. Steel (3)	—	—	—
Troy Wilson, Ph.D., J.D.	42,000	—	42,000
Kleanthis G. Xanthopoulos, Ph.D.	42,000	—	42,000

(1)	Represents the aggregate grant date fair value of stock options and restricted stock awards granted in fiscal year 2017 in accordance with ASC718, Compensation-Stock Compensation. For information regarding assumptions used in calculating these amounts, see Note 10. Stock-Based Compensation included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2017.
(2)	On October 3, 2017, our board of directors appointed Kenneth R. Greathouse to our board of directors to serve as an independent Class II director.

(3)	Only our independent directors receive compensation for service on the board of directors. While he served as a director, Mr. Steel was not an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. Effective December 13, 2017, Mr. Steel resigned as a Class II director.

The table below sets forth the aggregate number of outstanding stock awards and option awards held as of December 31, 2017 by each of our current non-employee directors who was serving as of that date.

	Number of Shares Outstanding in Restricted Stock Awards	Number of Shares Subject to Outstanding Options
Kenneth R. Greathouse	—	3,000
Joseph “Jay” P. Hagan	—	2,400
Bruce D. Steel	—	—
Troy Wilson, Ph.D., J.D.	150	2,415
Kleanthis G. Xanthopoulos, Ph.D.	300	2,415

Our Management

Our executive officers, their positions and their ages as of April 20, 2018 are set forth below:

Name	Age	Position(s)
John P. Walker	69	President, Chief Executive Officer and Chairman
Georgia L. Erbez (1)	51	Chief Business Officer and Chief Financial Officer
Donald Kellerman, Pharm.D.	63	Vice President, Clinical Development and Medical Affairs
Hayley Lewis	42	Senior Vice President, Operations

(1)	On April 16, 2018, in connection with a planned reorganization of internal reporting responsibilities for the business development and human resources groups, Georgia Erbez informed that Company that she will resign for good reason pursuant to the terms of her Employment Letter Agreement with the Company dated as of September 7, 2016 effective on the later to occur of (i) the date that the Company files with the Securities and Exchange Commission a report on Form 10-Q for the first quarter of 2018 and (ii) May 15, 2018.

John P. Walker has served as our President and Chief Executive Officer since August 2017 and as member of our board of directors since May 2016. Mr. Walker served as our Interim Chief Executive Officer from May 2017 until August 2017. Mr. Walker is currently the Chairman of Vizuri Health Sciences, LLC and served as a Managing Director of Four Oaks Partners, a life sciences transaction advisory firm, which he co-founded in March 2012, until January 2015. As part of his activities with Four Oaks Partners, Mr. Walker served as the Chairman and Interim Chief Executive Officer of Neuraltus Pharmaceuticals, Inc., a privately held biopharmaceutical company, until October 2013. From February 2009 until July 2010, Mr. Walker was the Chief Executive Officer at iPierian Inc., a company focused on the use of inducible stem cells for drug discovery. From 2006 until 2009, Mr. Walker served as the Chairman and Chief Executive Officer of Novacea, Inc., a pharmaceutical company that merged with Trancept Pharmaceuticals, Inc. in 2009. Since 2001, Mr. Walker, acting as a consultant, was Chairman and Interim Chief Executive Officer at Kai Pharmaceuticals, Guava Technologies, Centaur Pharmaceuticals, Inc., and Chairman and Chief Executive Officer of Bayhill Therapeutics. From 1993 until 2001, Mr. Walker was the Chairman and Chief Executive Officer of Arris Pharmaceuticals Corporation and its successor, Axys Pharmaceuticals Inc. Mr. Walker previously served on the board of directors of Geron Corporation and Evotec AG. He currently serves on the Board of Directors of Lucile Packard Children’s Hospital at Stanford University and is the Chairman of Packard Children’s Health Alliance. Mr. Walker is a graduate of the Advance Executive Program at the Kellogg School of Management at Northwestern University and holds a B.A. from the State University of New York at Buffalo. We believe Mr. Walker’s 40 years in the life sciences industry and his experience as Chairman and Chief Executive Officer of a number of development and commercial stage companies, including his service as our President and Chief Executive Officer, qualify him to serve as a member of our board of directors.

Georgia L. Erbez has served as our Chief Business Officer since September 2016 and Chief Financial Officer since May 2017. Ms. Erbez also served as our Interim Chief Financial Officer from June 2016 until May 2017. From May 2016 until September 2016, Ms. Erbez served as Senior Vice President and Chief Financial Officer of Revolution Medicines, a drug development company. From November 2015 to March 2016, Ms. Erbez served as Executive Vice President and Chief Financial Officer of Asterias Biotherapeutics, a development stage biotechnology company, and from September 2012 to November 2014, Ms. Erbez served as Chief Financial Officer, Secretary and Treasurer of Raptor Pharmaceutical Corp., a commercial-stage biopharmaceutical company. Prior to Raptor, from March 2008 to September 2012, Ms. Erbez was a founder and Managing Director of Beal Advisors, a boutique investment bank providing advisory and capital acquisition services to emerging growth companies. Ms. Erbez also served as Managing Director and Consultant at Collins Stewart LLC from April 2011 to January 2012. From 2005 to 2008, Ms. Erbez was a Senior Vice President in the life sciences investment banking group at Jefferies & Co. From 1998 to 2002, she was with the healthcare investment banking group at Cowen and Co., most recently as Director. From 1997 to 1998, Ms. Erbez was an associate at Hambrecht & Quist, where she provided investment banking services to life sciences companies and healthcare services. From July 1989 to January 1997, Ms. Erbez was with Alex Brown & Sons in the healthcare investment banking group, where she focused on life sciences, medical technology and healthcare services companies. Ms. Erbez currently serves as a member of the board of directors of Artelo Biosciences, a public biotechnology company. Ms. Erbez holds a B.A. in International Relations with an emphasis in Economics from the University of California at Davis.

Donald Kellerman, Pharm.D. has served as our Vice President of Clinical Operations since July 2015. Prior to joining us, Dr. Kellerman served as Senior Vice President of Clinical Development and Regulatory Affairs at Tonix Pharmaceuticals from April 2014 to April 2015. Previously, from 2008 to 2013, Dr. Kellerman served as Senior Vice President of Clinical Development and Medical Affairs at MAP Pharmaceuticals, Inc. (acquired by Allergan, Inc.). Dr. Kellerman also held the position of Senior Vice President of Development at Inspire Pharmaceuticals, Inc. from 1999 to 2008, where he was responsible for all aspects of drug development, including clinical research, regulatory affairs, project management and biostatistics. He also led groups responsible for running several clinical programs in the respiratory, ophthalmology and cardiovascular areas. In addition, Dr. Kellerman has served in various clinical and project leadership positions at Glaxo Wellcome, Sepracor, Inc., and E.R. Squibb and Sons, Inc. He has more than 25 years of experience in the development of prescription pharmaceuticals and has lead- or co-authored more than 80 publications. Dr. Kellerman holds Doctor of Pharmacy and Bachelor of Science degrees from the College of Pharmacy at the University of Minnesota.

Hayley Lewis has served as our Senior Vice President, Operations since July 2017 and Vice President of Regulatory Affairs and Quality from October 2015 until June 2017. Prior to joining the Company, Ms. Lewis was Vice President of Regulatory Affairs and Quality at Carbylan Therapeutics from May 2014 until September 2015. While at Carbylan, Ms. Lewis was part of the executive team that took the company public in April 2015, as well as being responsible for all regulatory and quality activities, both internally and for Carbylan’s external development programs. From 2003 to 2014, Ms. Lewis held positions of increasing responsibility, most recently as the Senior Director of Regulatory Affairs at Depomed, Inc. During her tenure, she led the company in the approvals of three NDAs, Proquin®, Glumetza®, and Gralise®, as well as approvals of several supplemental NDAs for Gralise®, Cambia®, Zipsor® and Lazanda®, including a line extension for Glumetza®, CMC, and labeling changes for the neurology and pain product lines for Depomed’s portfolio. Ms. Lewis received a B.S. in Pharmaceutical Sciences from the University of Greenwich, and completed the Executive Program for Women Leaders at the Stanford Graduate School of Business.

EXECUTIVE COMPENSATION

Executive Summary

The compensation of our executive officers is determined by the Compensation Committee of our Board of Directors, and discussed by the Compensation Committee throughout the year. Our formal annual compensation review process generally takes place during the first quarter of each fiscal year, after the results of the previous fiscal year are known. Annual variable compensation and discretionary cash bonuses for the completed fiscal year, if any, and long-term equity-based incentive compensation, if any, are awarded by the Compensation Committee on a discretionary basis, generally during the first fiscal quarter, after a review of the previous fiscal year’s results.

Our Compensation Committee is comprised entirely of non-employee directors, each of whom our Board of Directors has determined is independent within the meaning of the rules of the Nasdaq Stock Market. The members of the Compensation Committee have substantial managerial experience and wide contacts in the biotechnology and pharmaceutical industries and in the broader healthcare industry, upon which they rely in making their determinations. The Compensation Committee also takes into account publicly available information concerning the compensation practices of other companies in the biotechnology and pharmaceutical industries. This information is used by the Compensation Committee informally and primarily for purposes of comparison to ascertain whether our compensation practices for our executive officers are broadly competitive.

Our Chief Executive Officer makes recommendations with regard to the compensation of our executive officers other than himself, which are reviewed by the Compensation Committee. Executive officers do not participate in the process of establishing their own annual compensation.

The Compensation Committee does not have a formal benchmarking policy or a practice of establishing the amount of any element of our executive officers’ compensation by reference to a fixed range of percentages or percentiles of the compensation of any peer or comparison group.

Our Compensation Committee has reviewed our compensation programs and believes that our compensation programs have not encouraged or rewarded excessive or inappropriate risk taking.

Summary Compensation Table

The following table sets forth information regarding compensation earned by our Chief Executive Officer and our two most highly compensated executive officers other than our Chief Executive Officer who served as executive officers as of December 31, 2017 as well as our former Chief Executive Officer. We refer to these individuals as our named executive officers.

	Year	Salary	Bonus (1)	Stock Awards (5)		Fair Value of Option Awards (4)		Other		Total
John P. Walker	2017	141,923	117,000	82,200	(6)	220,710	(7)	76,290	(10)	638,123
President, Chief Executive Officer and Chairman (2)	2016	—	—	19,999	(8)	26,868	(9)	39,516	(11)	86,383
Georgia Erbez	2017	350,000	103,250	—		—		— .		453,250
Chief Business Officer and Chief Financial Officer (3)	2016	110,160	41,300	—		143,161		99,536	(12)	394,157
Donald Kellerman	2017	331,200	95,491	—		—		—		426,691
Vice President Clinical Development and Medical Affairs	2016	297,083	90,000	—		98,742		—		485,825
Konstantinos Alataris	2017	165,998	—	—		—		296,185	(14)	462,183
President and Chief Executive Officer (13)	2016	449,148	191,250	—		385,808		—		1,026,206

(1)	The amounts reported in this column for 2016 represent cash bonuses awarded in respect to 2016 and paid in March 2017 and the amounts reported in this column for 2017 represent cash bonuses awarded in respect to 2017 and expected to be paid in April 2018. 2016 and 2017 bonus amounts were determined pursuant to applicable employment agreements and based on achievement of individual and company performance goals and other factors deemed relevant by our Compensation Committee and Board of Directors.
(2)	Mr. Walker served as a consultant as Interim Chief Executive Officer from May 9, 2017 until August 9, 2017. On August 9, 2017, he became an employee of the Company, in the role of President and Chief Executive Officer.
(3)	On April 16, 2018, in connection with a planned reorganization of internal reporting responsibilities for the business development and human resources groups, Georgia Erbez informed that Company that she will resign for good reason pursuant to the terms of her Employment Letter Agreement with the Company dated as of September 7, 2016 effective on the later to occur of (i) the date that the Company files with the Securities and Exchange Commission a report on Form 10-Q for the first quarter of 2018 and (ii) May 15, 2018.
(4)	Represents the aggregate grant date fair value of option awards granted in fiscal year 2016 and 2017 and in accordance with ASC718, Compensation-Stock Compensation. (See Note 9 Stock-Based Compensation to our Annual Report on Form 10-K for the year ended December 31, 2017)
(5)	Represents the aggregate grant date fair value of stock awards granted in fiscal year 2016 and 2017 and in accordance with ASC718, Compensation-Stock Compensation. (See Note 9 Stock-Based Compensation to our Annual Report on Form 10-K for the year ended December 31, 2017)
(6)	Represents restricted shares of the Company’s common stock awarded to Mr. Walker on May 18, 2017 for his services as Interim Chief Executive Officer.
(7)	Represents the fair value of option awards granted for fiscal year 2017 to Mr. Walker for his services as our President and Chief Executive Officer.
(8)	Represents restricted shares of the Company’s common stock awarded to Mr. Walker on May 4, 2016 for his services as a non-employee director.
(9)	Represents the fair value of option awards granted for fiscal year 2016 to Mr. Walker for his services as non-employee director.
(10)	Represents $36,290 in fees paid to Mr. Walker in cash for his services as a non-employee director from January 1, 2017 through May 8, 2017, and $40,000 in consulting fees, respectively.
(11)	Represents fees paid to Mr. Walker in cash for his services as a non-employee director during 2016.
(12)	Represents consulting fees paid.
(13)	Dr. Alataris’ employment with the Company terminated on May 8, 2017. He was succeeded as our President and Chief Executive Officer by Mr. Walker.
(14)	Represents severance and vacation payout.

Narrative Disclosure to Summary Compensation Table

We review compensation annually for all of our employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long- term results that are in the best interests of our stockholders, and a long-term commitment to our company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.

Since the close of our initial public offering in January 2015, our compensation committee has approved the compensation and benefits of our executive officers. We have a formal employment agreement with John P. Walker, our President and Chief Executive Officer. We also have executed employment offer letters with Georgia Erbez, our Chief Business Officer and Chief Financial Officer, and with Donald Kellerman, our Vice President, Clinical Development. On April 16, 2018, in connection with a planned reorganization of internal reporting responsibilities for the business development and human resources groups, Georgia Erbez informed that Company that she will resign for good reason pursuant to the terms of her Employment Letter Agreement with the Company dated as of September 7, 2016 effective on the later to occur of (i) the date that the Company files with the Securities and Exchange Commission a report on Form 10-Q for the first quarter of 2018 and (ii) May 15, 2018. We also had a formal employment agreement with Konstantinos Alataris, our former Chief Executive Officer, until Dr. Alataris’s employment terminated with the Company on May 8, 2017.

Mr. Walker’s employment agreement provides for an initial base salary of $360,000, subject to increase from time to time. Mr. Walker is eligible for a bonus in an amount determined by the board of directors in its discretion based on his performance and the performance of the Company against certain goals to be established annually. Ms. Erbez’s employment letter agreement provides for an initial base salary of $350,000, subject to increase from time to time. On April 16, 2018, the Compensation Committee increased Ms. Erbez’s base salary to $358,750 effective April 1, 2018. Ms. Erbez employment letter agreement provides for a target annual bonus of 40% of her annual base salary, to be determined by the board of directors in its discretion after consideration of a proposal from the CEO based on company performance against goals established annually by the compensation committee, as well as the Company’s then prevailing cash position. Mr. Kellerman’s employment offer letter agreement provides for an initial base salary of $265,000. On April 16, 2018, the Compensation Committee increased Dr. Kellerman’s base salary to $343,000 effective April 1, 2018. Dr. Kellerman’s employment offer letter provides for a targeted bonus of 30% of his annual base salary, to be awarded and paid in accordance with the terms of the Company’s bonus program adopted by our Compensation Committee and based on achievement of company performance and individual goals and other factors deemed relevant by our Compensation Committee.

Outstanding Equity Awards at Year-End

The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2017. The number of options and exercise prices reported below have been retroactively adjusted to give effect to the 1-for-20 reverse stock split effected on January 25, 2018.

	Number of Securities Underlying Unexercised Options (#) exercisable	Number of Securities Underlying Unexercised Options (#) unexercisable		Option Exercise Price ($)	Option Expiration Date	Option Grant Date
John P. Walker	—	15,000	(1)	$19.80	8/9/2027	8/9/2017
	1,500	—	(2)	$11.40	11/2/2026	11/2/2016
	340	—	(2)	$42.20	5/4/2026	5/4/2016
Georgia Erbez	3,937	8,663	(3)	$15.40	9/7/2026	9/7/2016
Donald Kellerman	2,437	6,563	(3)	$11.40	11/2/2026	11/2/2016
	749	—	(4)	$51.40	3/29/2026	3/29/2016
	262	338	(1)	$51.40	3/29/2026	3/29/2016
	750	750	(1)	$45.20	12/15/2025	12/15/2015
Konstantinos Alataris (5)	—	—		$—	—	—

(1)	This option became exercisable for 25% of the underlying shares on the first anniversary of the grant date, and thereafter becomes exercisable for the remaining underlying shares in equal monthly installments over three years, resulting in the option being exercisable for 100% of the underlying shares on the fourth anniversary of the grant date.
(2)	This option becomes exercisable on the corresponding day of each monthly anniversary for which this Option is exercisable so that the Option was vested on the first anniversary of the vesting start date.
(3)

This option becomes exercisable on the first anniversary of the date of vesting start date for 25% of the total number of option shares and becomes exercisable on the corresponding day of each month thereafter for an additional 1/48th of the total number of option shares, so that the stock option is fully vested on the fourth anniversary of the vesting start date; provided, however, that 25% of the total option shares (in addition to any then-vested option shares) shall vest if the holder is terminated without cause or resigns for good reason (as these terms are defined in the holder’s employment agreement); provided, further, that 100% of any then unvested option shares shall vest if the holder is terminated without cause or resigns for good reason within one year after a change in control (as defined in the holder’s employment agreement).
(4)	This option became exercisable on April 10, 2017 the corresponding day that each pivotal milestone, grant tranche, was declared achieved by Compensation Committee.
(5)	Dr. Alataris’ employment with the Company terminated on May 8, 2017. His unvested options were forfeited as of the date of his resignation, and any vested options expired three months following his resignation.

Severance and Change in Control Arrangements

Pursuant to the terms of Mr. Walker’s employment agreement, if the Company terminates Mr. Walker other than for cause of if Mr. Walker terminates his employment for good reason, he will be entitled to receive (i) continued salary for twelve months, (ii) a bonus equal to the amount of the annual bonus awarded to him in respect of the year prior to termination, and (iii) the vesting schedule for any stock options outstanding on the date of termination will automatically accelerate so that 25% of any then unvested option shares shall immediately vest and become exercisable upon such termination. If during the one-year period following a change in control of the Company, either we terminate Mr. Walker’s employment without cause or Mr. Walker resigns for good reason, he will be entitled to receive (i) continued salary for 24 month and a lump sum cash amount equal to 229.56% multiplied by the total cost of the projected premiums for group medical, dental and vision insurance for a period of twenty-four months covering the period from and after the date of termination, (ii) a bonus equal to the amount of the annual bonus awarded to him in respect of the year prior to termination, and (iii) his then outstanding equity awards that were granted after the effective date of the Employment Agreement and that are subject to time based vesting will accelerate vesting in full.

On April 16, 2018, in connection with a planned reorganization of internal reporting responsibilities for the business development and human resources groups, Georgia Erbez informed that Company that she will resign for good reason pursuant to the terms of her Employment Letter Agreement with the Company dated as of September 7, 2016 effective on the later to occur of (i) the date that the Company files with the Securities and Exchange Commission a report on Form 10-Q for the first quarter of 2018 and (ii) May 15, 2018. Pursuant to the terms of the Employment Letter Agreement, Ms. Erbez will be entitled to receive the following severance: (i) continuation of her current base salary for a period of six (6) months, (ii) continuation coverage for group medical, dental and vision insurance for a period of six (6) months and (iii) acceleration of vesting of her outstanding equity awards with respect to 25% of the unvested portion of such equity awards at the time of resignation. The Company’s obligation to provide the severance described above is conditioned on Ms. Erbez’s delivery and non-revocation of a general release.

Dr. Alataris, our former Chief Executive Officer, resigned on May 8, 2017. Pursuant to the terms of Dr. Alataris’s separation agreement. Dr. Alataris received continuation of his base salary as of the date of termination and COBRA continuation coverage for the six-month period following his resignation. In addition, any vested options held by Dr. Alataris remained exercisable for a period of three months following his resignation.

INFORMATION ABOUT COMMON STOCK OWNERSHIP

Stock Owned by Directors, Executive Officers and Greater-Than-5% Stockholders

The following table sets forth certain information with respect to beneficial ownership of our common stock, as of April 20, 2018, by:

•	each person or entity, or group of affiliated persons or entities, known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 20, 2018 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o Zosano Pharma Corporation, 34790 Ardentech Court, Fremont, California 94555.

Each stockholder’s percentage ownership is determined in accordance with Rule 13d-3 under the Exchange Act and is based on 11,973,039 shares of our common stock outstanding as of April 20, 2018.

Name of Beneficial Owner (1)	Total Shares Beneficially Owned	Percentage
5%+ Stockholders
Aisling Capital IV, LP (1)	1,600,000	13.36%
Adage Capital Partners, L.P. (2)	1,000,000	8.35%
Nexthera Capital LP (3)	700,000	5.85%
Sabby Healthcare Master Fund, Ltd. (4)	600,000	5.01%
Directors and Named Executive Officers:
John P. Walker (5)	26,536	*
Georgia Erbez (6)	13,686	*
Donald Kellerman, Ph.D. (7)	11,331	*
Kenneth R. Greathouse (8)	11,041	*
Joseph “Jay” P. Hagan (9)	3,091	*
Troy Wilson, Ph.D., J.D. (10)	3,576	*
Kleanthis Xanthopoulos, Ph.D. (11)	5,348	*
Konstantinos Alataris (12)(13)	19,107	*
Current Directors and Executive Officers as a Group (8 persons) (14)	84,887	*

*	Less than 1%
(1)

This information is based on a Schedule 13G filed with the SEC on April 9, 2018, by Aisling Capital IV, LP. Aisling Capital IV, LP directly owns 1,600,000 shares of our common stock. Aisling Capital Partners IV, LP is a general partner of Aisling Capital IV, LP. Aisling Capital Partners IV LLC is a general partner of Aisling Capital Partners IV, LP. Steve Elms and Andrew Schiff are the managing members of Aisling Capital Partners IV LLC. By virtue of these relationships, each of Aisling Capital Partners IV, LP, Aisling Capital Partners IV LLC, may be deemed to have sole voting and dispositive power with respect to the shares of our common stock beneficially owned by Aisling Capital IV, LP. Additionally, each of Mr. Elms and Mr. Schiff may be deemed to share the power to direct the voting and the disposition of the 1,600,000 shares of our common stock beneficially owned by Aisling Capital IV, LP. The address of the principal business offices of each of these entities and individuals is 888 Seventh Avenue, 12th Floor, New York, New York 10106.
(2)	This information is based on a Schedule 13G filed with the SEC on April 6, 2018 by Adage Capital Partners GP, L.L.C. Adage Capital Partners, L.P., referred to as ACP, directly owns 1,000,000 shares of our common stock. Adage Capital Partners GP, L.L.C., referred to as ACPGP, as a general partner of ACP, Adage Capital Advisors, L.L.C., referred to as ACA, as a managing member of ACPGP and a general partner of ACP, Robert Atchinson, as a managing member of ACA, a managing member of ACPGP, and a general partner of ACP, and Phillip Gross, as a managing member of ACA, a managing member of ACPGP, and a general partner of ACP may be deemed to beneficially own and have shared voting and dispositive power with respect to the shares of our common stock beneficially owned by ACP. The address of the business office of each of these entities and individuals is 200 Clarendon Street, 52nd floor, Boston, Massachusetts 02116.
(3)	Based on information disclosed in the Schedule 13G filed by Nexthera Capital LP with the SEC on April 5, 2018, Nexthera Capital LP owns 700,000 shares of our common stock. Nexthera Capital GP LLC is the general partner of Nexthera Capital LP. Daniel Malek and Ori Hershkovitz are the managing members Nexthera Capital GP LLC. By virtue of these relationships, each of Nexthera Capital GP LLC, Mr. Malek and Mr. Hershkovitz may be deemed to have shared voting and dispositive power with respect to the shares of our common stock beneficially owned by Nexthera Capital LP. The address of the principal business office of each of these entities and individuals is 900 Third Avenue, Suite 1100, New York, New York 10022.
(4)	Based on information disclosed in the Schedule 13G filed by Sabby Management, LLC with the SEC on March 29, 2018, Sabby Healthcare Master Fund, Ltd. owns 600,000 shares of our common stock. Sabby Management, LLC, as investment manager of Sabby Healthcare Master Fund, Ltd., and Hal Mintz, as manager of Sabby Management, LLC, may be deemed to beneficially own and have shared voting and dispositive power with respect to the 600,000 shares of our common stock held by Sabby Healthcare Master Fund, Ltd. The address of Sabby Healthcare Master Fund is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands. The address of Sabby Management LLC and Mr. Mintz is 10 Mountainview Road, Suite 205, Upper Saddle River, New Jersey 07458.
(5)	Consists of: (i) 9,011 shares of common stock, (ii) 3,185 shares of common stock issuable upon exercise of outstanding warrants exercisable within the 60-day period following April 20, 2018, and (iii) 14,340 shares of common stock issuable upon exercise of outstanding options exercisable within the 60-day period following April 20, 2018 (including 12,500 shares of common stock issuable upon exercise of contingent options subject to stockholder approval of Proposal 2).
(6)	Consists of: (i) 5,787 shares of common stock, (ii) 2,387 shares of common stock issuable upon exercise of outstanding warrants exercisable within the 60-day period following April 20, 2018, and (iii) 5,512 shares of common stock issuable upon exercise of outstanding options exercisable within the 60-day period following April 20, 2018.
(7)	Consists of: (i) 796 shares of common stock, (ii) 796 shares of common stock issuable upon exercise of outstanding warrants exercisable within the 60-day period following April 20, 2018, and (iii) 5,573 shares of common stock issuable upon exercise of outstanding options exercisable within the 60-day period following April 20, 2018 (including 4,166 shares of common stock issuable upon exercise of contingent options subject to stockholder approval of Proposal 2).
(8)	Consists of: (i) 10,000 shares of common stock and (ii) 1,041 shares of common stock issuable upon exercise of outstanding options exercisable within the 60-day period following April 20, 2018 (subject to stockholder approval of Proposal 2).
(9)	Consists of 3,091 shares of common stock issuable upon exercise of outstanding options exercisable within the 60-day period following April 20, 2018 (including 1,041 shares of common stock issuable upon exercise of contingent options subject to stockholder approval of Proposal 2).

(10)	Consists of: (i) 150 shares of common stock and (ii) 3,426 shares of common stock issuable upon exercise of outstanding options exercisable within the 60-day period following April 20, 2018 (including 1,041 shares of common stock issuable upon exercise of contingent options subject to stockholder approval of Proposal 2).
(11)	Consists of: (i) 1,096 shares of common stock, (ii) 796 shares of common stock issuable upon exercise of outstanding warrants exercisable within the 60-day period following April 20, 2018, and (iii) 3,456 shares of common stock issuable upon exercise of outstanding options exercisable within the 60-day period following April 20, 2018 (including 1,041 shares of common stock issuable upon exercise of contingent options subject to stockholder approval of Proposal 2). A portion of the securities reported for Dr. Xanthopoulos are held by the Xanthopoulos Family Trust, for which Dr. Xanthopoulos may be deemed to exercise voting and investment control.
(12)	Dr. Alataris’s employment with the Company terminated on May 8, 2017. He was succeeded as our President and Chief Executive Officer by Mr. Walker.
(13)	Consists of: (i) 12,738 shares of common stock held by The Alataris Family Trust and (ii) 6,369 shares of common stock issuable upon exercise of outstanding warrants exercisable within the 60-day period following April 20, 2018. Dr. Alataris, the trustee of The Alataris Family Trust, may be deemed to have investment discretion and voting power over the securities held by The Alataris Family Trust.
(14)	Consists of: (i) 27,078 shares of common stock, (ii) 7,402 shares of common stock issuable upon exercise of outstanding warrants exercisable within the 60-day period following April 20, 2018, and (iii) 50,407 shares of common stock issuable upon exercise of outstanding options exercisable within the 60-day period following April 20, 2018 (including 24,996 shares of common stock issuable upon exercise of contingent options subject to stockholder approval of Proposal 2).

Policy Regarding Hedging

We have adopted a policy that prohibits our officers, directors and employees from entering into any short sale of our securities, buying or selling publicly traded options on our common stock or hedging their positions in our securities, including through the use of instruments such as prepaid variable forwards, equity swaps, collars or exchange funds.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors and persons who own beneficially more than 10% of our equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in their ownership of our securities with the SEC. They must also furnish copies of these reports to us. Based solely on a review of the copies of reports furnished to us and written representations that no other reports were required, we believe that for 2017 our executive officers, directors and 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except that each of Donald Kellerman and Hayley Lewis filed a late Form 4 reporting the grant of a contingent option award.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a description of transactions since January 1, 2016 and any currently proposed transactions to which we have been or will be a party, and in which the amounts involved exceeded or will exceed $120,000 (except as otherwise indicated) and any of our directors, executive officers or beneficial owners of more than five percent (5%) of our voting securities, or any of their respective affiliates or immediate family members, had or will have a direct or indirect material interest, which have not already been described in the “Executive Compensation” section of this proxy statement. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, from unrelated third parties.

Real Property Lease with BMR

We have an operating lease with BMR-34790 Ardentech Court LP, which is an affiliate of BMV Direct SOTRS LP and BMV Direct SO LP, for a 55,000 square foot facility in Fremont, California, where we operate our manufacturing operations and house our engineering, research and development and administrative employees. For the years ended December 31, 2017 and 2016, we recorded rent expense for BMR-34790 Ardentech Court LP in the amount of approximately $1.2 million and $0.6 million, respectively. In June 2017, we further amended the lease to extend the term through August 31, 2024, with an option to further extend the term an additional 60 months, subject to certain terms and conditions. We agreed to pay a monthly base rent of $136,191 for the period commencing September 1, 2017 and ending on August 31, 2018, with an increase on September 1, 2018 and annual increases on September 1st of each subsequent year until the lease year beginning September 1, 2023. The June 2017 amendment also provides for rent abatements, subject to certain conditions, totaling $275,552 and certain tenant improvements to be completed at the Landlord’s expense (not to exceed $975,000 or, under certain conditions, $1,100,000).

Interests of Directors in our Financial Relationships

Bruce D. Steel, who served as director of the Company until December 13, 2017, may be deemed to have an indirect material interest in our financial relationships with certain of our stockholders based on his association with such stockholders. Mr. Steel is a limited partner with a variable economic interest in each of BMV Direct SOTRS LP and BMV Direct SO LP, which entitles him to a percentage of certain distributions of these entities. Mr. Steel does not have voting or dispositive control of either of these entities. Mr. Steel disclaims beneficial ownership in our securities directly held by these entities except to the extent of his pecuniary interest therein.

Private Investment in Public Equity (PIPE)

In August 2016, the Company entered into a securities purchase agreement, or Purchase Agreement, between the Company and certain purchasers, including members of the Company’s board of directors and executive management, pursuant to which the Company sold and issued shares of common stock and warrants to purchase shares of common stock for aggregate gross proceeds of $7.5 million. Costs related to the offering were $0.9 million. Pursuant to the Purchase Agreement, the Company sold 239,997 common shares at $26.40 per common share, the closing price per share on August 15, 2016, for gross proceeds of $6.3 million. Additionally, 480,000 warrants were sold, at a price of $2.50 per warrant, for gross proceeds of $1.2 million. Each warrant grants the holder the right to purchase one share of our common stock. The Company granted 239,997 Series A warrants and 239,997 Series B warrants. The Series A warrants are no longer exercisable as of August 2017. The Series B warrants have a per share exercise price of $31.00 and will expire five years from the date of issuance, August 19, 2016. Certain of our directors and executive officers purchased an aggregate of 13,771 shares of common stock and an aggregate of 27,544 warrants in this offering at the same price as the other investors.

Name	Common Stock Purchased in Private Placement	Warrants Purchased in Private Placement	Aggregate Purchase Price
The Alataris Family Trust	6,369	12,738	$200,001
John P. Walker	3,185	6,370	100,009
Georgia Erbez	2,387	4,774	74,968
Donald J. Kellerman	796	1,592	24,994
Hayley Lewis	238	476	7,497
Kleanthis G. Xanthopoulos, Ph.D.	796	1,592	24,994

Pursuant to the Purchase Agreement, we agreed to register the resale of the shares of the common stock that we issued and any common stock issuable upon the exercise of the warrants that we issued in the private placement. In connection with the PIPE transaction, we filed a registration statement, Form S-3, with the U.S. Securities and Exchange Commission, or SEC, registering the resale of these shares of common stock and shares of common stock issuable upon exercise of the warrants. The registration statement was declared effective by the SEC on September 23, 2016.

Indemnification of Officers and Directors

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors that are broader in scope than the specific indemnification provisions contained in the Delaware General Corporation Law.

Policies and Procedures for Related Person Transactions

Pursuant to the charter for our Audit Committee, our Audit Committee is responsible for reviewing and approving in advance any related person transactions. For the purposes of this policy, a “related person transaction” is any transaction between us or any of our subsidiaries and any (a) of our directors or executive officers, (b) nominee for election as a director, (c) person known to us to own more than five percent (5%) of any class of our voting securities, or (d) member of the immediate family of any such person, if the nature of such transaction is such that it would be required to be disclosed under Item 404 of Regulation S-K (or any similar successor provision).

In determining whether to approve a related person transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third person under the same or similar circumstances and the extent of the related person’s interest in the transaction.

INFORMATION ABOUT OUR AUDIT COMMITTEE AND AUDITOR

Audit Committee Report

The primary role of our Audit Committee is to assist our Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information proposed to be provided to stockholders and others, the adequacy of the system of internal control over financial reporting and disclosure controls and procedures established by management and the Board of Directors, and the audit process and our independent auditor’s qualifications, independence and performance.

Management is responsible for establishing and maintaining the company’s system of internal controls and for preparation of the company’s financial statements. Our independent registered public accounting firm, Marcum LLP, is responsible for performing an audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing an opinion on the financial statements. The Audit Committee has met and held discussions with management and our independent auditor, and has also met separately with our independent auditor, without management present, to review the adequacy of our internal controls, financial reporting practices and audit process.

The Audit Committee has reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2017 with management and the independent auditor. As part of this review, the Audit Committee discussed with Marcum LLP the communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Audit Committee has received from Marcum LLP a written statement describing all relationships between that firm and Zosano Pharma Corporation that might bear on the auditor’s independence, consistent with Public Company Accounting Oversight Board Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence.” The Audit Committee has discussed the written statement with the independent auditor, and has considered whether the independent auditor’s provision of any consultation and other non-audit services to Zosano Pharma Corporation is compatible with maintaining the auditor’s independence.

Based on the above-mentioned reviews and discussions with management and the independent auditor, the Audit Committee recommended to the Board of Directors that Zosano Pharma Corporation’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission.

Joseph “Jay” Hagan, Chair Kenneth R. Greathouse Troy Wilson, Ph.D., J.D.

Our Auditor

Marcum LLP has been selected by the Audit Committee of the Board of Directors as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2018. Marcum LLP also served as our auditor for the years ended December 31, 2017 and 2016. We expect that representatives of Marcum LLP will attend the annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Fees for Professional Services

The following table represents aggregate fees billed to us for the years ended December 31, 2017, and 2016, by Marcum LLP, our independent registered public accounting firm:

	2017	2016
Audit fees (1)	$200,518	$128,130
Audit-related fees (2)	—	—
Tax fees (3)	—	—
All other fees (4)	—	—

Total fees	$200,518	$128,130

(1)	Represents fees for professional services primarily related to the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements; comfort letters, consents and assistance with the review of documents filed with the SEC; and other accounting services necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).
(2)	Represents fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” There were no audit-related fees for services rendered during 2017 and 2016.
(3)	Represents fees for preparation of federal and state tax returns and for tax advice. There were no tax fees for services rendered during 2017 and 2016.
(4)	Represents any other fees billed by our principal accountant and not reported under “Audit Fees,” “Audit-related fees,” and “Tax fees.” There were no “All other fees” rendered during 2017 and 2016.

Pre-Approval Policies and Procedures

Our Audit Committee’s pre-approval policies or procedures do not allow our management to engage Marcum LLP to provide any audit, review or attestation services or any permitted non-audit services without specific Audit Committee pre-approval of the engagement for those services. All of the services provided by Marcum LLP during 2017 and 2016 were pre-approved.

Whistleblower Procedures

Our Audit Committee has adopted procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our directors, officers and employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. These procedures are set forth in our Code of Ethics. See “Information About Our Board of Directors and Management – Code of Business Conduct and Ethics; Corporate Governance Guidelines” in this proxy statement.

OTHER MATTERS

Other Business

Neither we nor our Board of Directors intend to propose any matters of business at the annual meeting other than the proposals described in this proxy statement. Neither we nor our Board or Directors know of any matters to be proposed by others at the annual meeting.

Stockholder Proposals for 2019 Annual Meeting

Stockholders who wish to present proposals pursuant to Rule 14a-8 promulgated under the Exchange Act for consideration at our 2019 annual meeting of stockholders must submit the proposals in proper form to us at the address set forth on the first page of this proxy statement not later than December 31, 2018 in order for the proposals to be considered for inclusion in our proxy statement and form of proxy relating to the 2019 annual meeting.

Stockholder proposals intended to be presented at our 2019 annual meeting submitted outside the processes of Rule 14a-8 must be received in writing by us no later than the close of business on March 4, 2019, nor earlier than January 31, 2019, together with all supporting documentation and information required by our bylaws. Proxies solicited by us will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

In order to have a director candidate considered by the Nominating and Corporate Governance Committee of our Board of Directors, the recommendation must be submitted to our Secretary at the address set forth on the first page of this proxy statement no later than the close of business on March 4, 2019, nor earlier than January 31, 2019, and must include all supporting documentation and information required by our bylaws.

~~Approved by the Stockholders on May 31, 2017~~

Annex A

As amended by the Board through April 16, 2018

ZOSANO PHARMA CORPORATION

AMENDED AND RESTATED 2014 EQUITY AND INCENTIVE PLAN

(As adjusted to reflect the application of the 1-for-20 reverse stock split of the

Company’s common stock effective on January 25, 2018)

Section 1. Purposes of the Plan

The purposes of this Amended and Restated 2014 Equity and Incentive Plan (the “Plan”) are to (i) provide long-term incentives and rewards to those employees, officers, directors and other key persons (including consultants) of Zosano Pharma Corporation (the “Company”) and its Subsidiaries (as defined below) who are in a position to contribute to the long-term success and growth of the Company and its Subsidiaries, (ii) to assist the Company and its Subsidiaries in attracting and retaining persons with the requisite experience and ability, and (iii) to more closely align the interests of such employees, officers, directors and other key persons with the interests of the Company’s stockholders.

Section 2. Definitions

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” is defined in Section 3(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards, Dividend Equivalent Rights and Cash Awards.

“Award Agreement” shall mean the agreement, whether in written or electronic form, specifying the terms and conditions of an Award granted under the Plan.

“Board” means the Board of Directors of the Company.

“Cash Awards” means Awards granted pursuant to Section 12.

“Change in Control” is defined in Section 20.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Committee of the Board referred to in Section 3.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Disability” means a total and permanent disability as provided in the long-term disability plan or policy maintained, or most recently maintained, by the Company or a Subsidiary, as applicable, for the holder of the Award, whether or not such individual actually receives disability benefits under such plan or policy. If no long-

term disability plan or policy was ever maintained on behalf of the holder of the Award, or if the determination of disability relates to an Incentive Stock Option and the continued qualification of the Option is dependent upon such determination, Disability means permanent and total disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether an individual is disabled will be made by the Administrator and may be supported by the advice of a physician competent in the area to which such disability relates.

“Dividend Equivalent Right” means Awards granted pursuant to Section 14.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 22.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” means the closing price for the Stock on any given date during regular trading, or as reported on the principal exchange on which the Stock is then traded, or if not trading on that date, such price on the last preceding date on which the Stock was traded, unless determined otherwise by the Administrator using such methods or procedures as it may establish.

“Grant Date” means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the recipient within a reasonable time after the grant.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Independent Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Nonstatutory Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 6.

“Outside Director” means a current member of the Board who is: (i) not a current employee of the Company; (ii) not a former employee of the Company who receives compensation from the Company for prior services (other than benefits under a qualified retirement plan) during the taxable year; (iii) has not been an officer of the Company; and (iv) does not receive remuneration from the Company, either directly or indirectly in exchange for goods or services, in any capacity other than as a director, all as set out in detail in Treasury Regulation 1.162-27(e)(3).

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Period. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company as a whole, or a unit, division, department, group, line of business, or other business unit, whether or not legally constituted, in which the individual works) that will be used to establish Performance Goals are limited to the following: (i) stock price; (ii) market share; (iii) sales; (iv) revenue; (v) return on equity, assets or capital; (vi) economic profit (economic value added); (vii) total shareholder return; (viii) costs; (ix) expenses; (x) margins; (xi) earnings (including EBITDA) or earnings per share; (xii) cash flow (including adjusted operating cash flow); (xiii) operating profit; (xiv) net income; (xv) achievement of specified research and development, publication, clinical and/or regulatory milestones; (xvi) scientific or research and development achievements; (xvii) product releases; (xviii) manufacturing achievements; or (xix) any combination of the foregoing, any of which under the preceding clauses (i) through (xix) may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group or market index.

2

“Performance Goals” means, for a Performance Period, the specific goals established in writing by the Administrator for a Performance Period based upon the Performance Criteria.

“Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash Award. Each such period shall not be less than twelve (12) months.

“Performance Share Award” means Awards granted pursuant to Section 11.

“Reporting Persons” means a person subject to Section 16 of the Exchange Act.

“Restricted Stock Award” means Awards granted pursuant to Section 8.

“Restricted Stock Units” means Awards granted pursuant to Section 9.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the common stock, par value $0.0001 per share, of the Company, subject to adjustments pursuant to Section 4.

“Stock Appreciation Right” means an Award granted pursuant to Section 7.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company owns at least a 50% interest or controls, either directly or indirectly.

“Termination Date” means the date, as determined by the Administrator, that an individual’s employment or service relationship, as applicable, with the Company or a Subsidiary terminates for any reason.

“Unrestricted Stock Award” means any Award granted pursuant to Section 10.

Section 3. Administration of Plan

(a) Administrator. The Plan shall be administered by the Compensation Committee of the Board (the “Administrator”), it being contemplated that such Committee shall consist of not less than two (2) persons, each of whom qualifies as an Outside Director and an Independent Director; provided, that the authority and validity of any act taken or not taken by the Administrator shall not be affected if any person administering the Plan is not an Outside Director or an Independent Director. Except as specifically reserved to the Board under the terms of the Plan, and subject to any limitations set forth in the charter of the Compensation Committee, the Administrator shall have full and final authority to operate, manage and administer the Plan on behalf of the Company.

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)	to select the individuals to whom Awards may from time to time be granted;

(ii)	to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Performance Share Awards, Dividend Equivalent Rights and Cash Awards, or any combination of the foregoing, granted to any one or more grantees;

(iii)	to determine the number of shares of Stock to be covered by any Award;

3

(iv)	to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards; except that repricing of Stock Options and Stock Appreciation Rights shall not be permitted without shareholder approval and further provided that, other than by reason of, or in connection with, death, Disability, retirement, involuntary termination of employment by the Company (without cause), or Change in Control, the Administrator shall not accelerate or waive any restriction period applicable to any outstanding Restricted Stock Award or any Restricted Stock Unit beyond the minimum restriction periods set forth in Section 8 and Section 9, respectively, nor shall the Administrator accelerate or amend the aggregate period over which any Performance Share Award is measured such that it is less than one (1) year;

(v)	to accelerate at any time the exercisability or vesting of all or any portion of any Award consistent with Section 3(b)(iv);

(vi)	subject to the provisions of Section 6(a)(ii), to extend at any time the period in which Stock Options may be exercised;

(vii)	to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals;

(viii)	at any time to adopt, alter and repeal such rules, guidelines and practices for administration and operation of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration and operation of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan; and

(ix)	to make any adjustments or modifications to Awards granted to participants who are working outside the United States and adopt any sub-plans as may be deemed necessary or advisable for participation of such participants, to fulfill the purposes of the Plan and/or to comply with applicable laws.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company, provided that he or she is a member of the Board, or to one or more other members of the Board, all or part of the Administrator’s authority and duties with respect to the granting of Awards at Fair Market Value, to individuals who are not Reporting Persons or Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount or value of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the

4

fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

Section 4. Stock Issuable Under the Plan; Mergers; Substitution

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be ~~2,100,000~~1,305,000 shares (the “Initial Limit”) (such number having been adjusted from 5,600,000, as set forth in the 2014 Equity and Incentive Plan as adopted by the Board on July 11, 2014, to reflect: (i) the 1-for-4 reverse split of the Stock effected on July 11, 2014 ~~and reflecting~~, (ii) an increase of 700,000 shares (prior to the 1-for-20 reverse split of the Stock effected on January 25, 2018) approved by stockholders on May 31, 2017~~,~~ (the “2017 SH Increase”), (iii) the 1-for-20 reverse split of the Stock effected on January 25, 2018 and (iv) an increase of 1,200,000 shares approved by stockholders on May 31, 2018 (the “2018 SH Increase”), but not reflecting any Annual Increase (as defined below)), provided that ~~on the first January 1 to occur following the initial closing of the Company’s initial public offering the number of shares of Stock reserved and available for issuance under the Plan shall be increased, to the extent necessary, so as to equal ten percent (10%) of the number of shares of Stock issued and outstanding immediately following the initial closing of Company’s initial public offering and, if applicable, the closing of any exercise of the overallotment option granted to the underwriters in the Company’s initial public offering,~~: (x) an annual increase of 359,008 shares that occurred on January 1, 2017 and an annual increase of 504,479 shares that occurred on January 1, 2018 (in each case, not reflecting the 1-for-20 reverse split of the Stock effected on January 25, 2018) and (y) effective and beginning on January 1, 2019 and on each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by three and one-half percent (~~3~~3.5%) of the number of shares of Stock issued and outstanding on the immediately preceding ~~January 1~~December 31 or such lesser number of shares of Stock as determined by the Administrator (~~the~~each such annual increase in clauses (x) and (y), an “Annual Increase”). As of May 31, 2018 and after giving effect to: (i) the Annual Increase that occurred on January 1, 2017, (ii) the 2017 SH Increase, (iii) the Annual Increase that occurred on January 1, 2018 and (iv) 2018 SH Increase, the total number of shares of Stock reserved and available for issuance under the Plan is 1,348,173. Subject to such overall limitation, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed the Initial Limit cumulatively increased on the first January 1 to occur following the initial closing of the Company’s initial public offering and on each January 1 thereafter by the lesser of the Annual Increase for such year or ~~700,000~~35,000 (such number having been adjusted from 2,800,000, as set forth in the 2014 Equity and Incentive Plan as adopted by the Board on July 11, 2014, to reflect the 1-for-4 reverse split of the Stock effected on July 11, 2014 and the 1-for-20 reverse split of the Stock effected on January 25, 2018), subject in all cases to adjustment as provided in Section 4(b) (the “Authorized Pool”). For purposes of this limitation, in respect of any shares of Stock under any Award which shares are forfeited, canceled, satisfied without the issuance of Stock, otherwise terminated, or, for shares of Stock issued pursuant to any unvested full value Award, reacquired by the Company at not more than the grantee’s purchase price (other than by exercise) (“Unissued Shares”), the number of shares of Stock that were removed from the Authorized Pool for such Unissued Shares shall be added back to the Authorized Pool. Notwithstanding the foregoing, upon the exercise of any Award to the extent that the Award is exercised through tendering (or attesting to) previously owned shares or through withholding shares that would otherwise be awarded and to the extent shares are withheld for tax withholding purposes, the Authorized Pool shall be reduced by the gross number of shares of Stock being exercised without giving effect to the number of shares tendered or withheld. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award, including Incentive Stock Options, but except for Unrestricted Stock Awards (for which the maximum number of shares issuable subject to such Awards is limited to ten percent (10%) of such maximum number); provided however that the maximum number of shares of Stock subject to all Awards that may be granted under this Plan to any individual in the aggregate in any fiscal year of the Company shall not exceed the Initial Limit, subject to adjustment under Section 4(b) below. The shares available for issuance from the Authorized Pool may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury, or shares purchased on the open market.

5

(b) Changes in Stock. Subject to Section 20 hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in: (i) the maximum number of shares reserved for issuance under the Plan; (ii) the number of shares of Stock that can be granted to any one individual grantee; (iii) the maximum number of shares that may be granted under a Performance-Based Award (as defined in Section 13); (iv) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan; (v) the repurchase price per share subject to each outstanding Restricted Stock Award; and (vi) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options or Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

The Administrator may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

(c) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock-based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation applicable to individuals set forth in the penultimate sentence of Section 4(a).

Section 5. Eligibility

Incentive Stock Options may only be granted to employees (including officers and directors who are also employees) of the Company or a Subsidiary. All other Awards may be granted to employees, officers, directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries.

Section 6. Stock Options

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Nonstatutory Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Nonstatutory Stock Option.

6

(a) Stock Options. Stock Options granted pursuant to this Section 6 shall be subject to the terms and conditions set forth herein and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the option holder’s election, subject to such terms and conditions as the Administrator may establish.

(i)	Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 6 shall be determined by the Administrator at the time of grant but shall not be less than one hundred percent (100%) of the Fair Market Value on the Grant Date. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value on the Grant Date.

(ii)	Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten (10) years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five (5) years from the date of grant.

(iii)	Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the Grant Date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An option holder shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv)	Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Agreement:

(A)	In cash, or by certified or bank check or other instrument acceptable to the Administrator;

(B)	Through the delivery (or attestation to the ownership) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(C)	By a “cashless exercise” arrangement pursuant to which the option holder delivers to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the option holder chooses to pay the purchase price as so provided, the option holder and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure;

(D)	By a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; or

(E)	Any other method permitted by the Administrator.

Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from

7

the option holder (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Agreement or applicable provisions of laws. In the event an option holder chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the option holder upon the exercise of the Stock Option shall be net of the number of shares attested to.

(v)	Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an option holder during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Nonstatutory Stock Option.

(vi)	Exercise Period following Termination. When an option holder’s employment (or other service relationship) with the Company and its Subsidiaries terminates, the option holder’s Stock Options may be exercised within the period of time specified in the Award Agreement evidencing the Stock Option, to the extent that the Stock Option is vested on the option holder’s Termination Date. In the absence of a specific period of time set forth in the Award Agreement a Stock Option shall remain exercisable (to the extent vested on the option holder’s Termination Date): (i) for three (3) months following the Termination Date upon any termination other than for Disability or death; or (ii) for twelve (12) months following the Termination Date upon termination for Disability or death, or if an option holder dies within three (3) months after his Termination Date; provided however that in no event shall any Option be exercisable after the expiration of the term of such Option.

(b) Non-transferability of Options. No Stock Option shall be transferable by the option holder otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the option holder’s lifetime, only by the option holder, or by the option holder’s legal representative or guardian in the event of the option holder’s incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award Agreement regarding a given Option, or may agree in writing with respect to an outstanding Option, that the option holder may transfer his Nonstatutory Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

(c) Form of Settlement. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in the Plan.

Section 7. Stock Appreciation Rights

(a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive cash or shares of Stock, as determined by the Administrator, having a value on the date of exercise calculated as follows: (i) the Grant Date exercise price of a share of Stock is (ii) subtracted from the Fair Market Value of the Stock on the date of exercise; and (iii) the difference is multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the Grant Date.

(c) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 6 of the Plan.

8

(d) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten (10) years.

(e) Exercise Period following Termination. When a recipient’s employment (or other service relationship) with the Company and its Subsidiaries terminates, the recipient’s Stock Appreciation Rights may be exercised within the period of time specified in the Award Agreement evidencing the Stock Appreciation Right, to the extent that the Stock Appreciation Right is exercisable on the recipient’s Termination Date. In the absence of a specific period of time set forth in the Award Agreement a Stock Appreciation Right shall remain exercisable (to the extent exercisable on the recipient’s Termination Date): (i) for three (3) months following the Termination Date upon any termination other than for Disability or death; or (ii) for twelve (12) months following the Termination Date upon termination for Disability or death, or if a recipient dies within three (3) months after his Termination Date; provided however that in no event shall any Stock Appreciation Right be exercisable after the expiration of the term of such Stock Appreciation Right.

Section 8. Restricted Stock Awards

(a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price (if any) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award Agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to any exceptions or conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 8(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

(c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. If a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested at the time of termination at its original purchase price, if any, from the grantee or the grantee’s legal representative. Unless otherwise stated in the written instrument evidencing the Restricted Stock Award, any Restricted Stock for which the grantee did not pay any purchase price and which is not vested at the time of the grantee’s termination of employment (or other service relationship) shall automatically be forfeited immediately following such termination.

(d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 18 below, in writing after the Award Agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to forfeiture or the Company’s right of repurchase as provided in Section 8(c) above.

9

(e) Waiver, Deferral and Reinvestment of Dividends. The Restricted Stock Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

Section 9. Restricted Stock Units

(a) Nature of Restricted Stock Units. A Restricted Stock Unit is a contract right representing the right to receive, upon its vesting, one (1) share of Stock (or a percentage or multiple of one (1) share of Stock if so specified in the Award Agreement evidencing the Restricted Stock Unit Award) for each Restricted Stock Unit awarded to a grantee and represents an unfunded and unsecured obligation of the Company. The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Notwithstanding the foregoing, the Administrator, in its discretion, may determine either at the time of grant or at the time of settlement, that a Restricted Stock Unit shall be settled in cash. To the extent that an award of Restricted Stock Units is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

(b) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the unissued shares of Stock underlying his Restricted Stock Units, subject to such terms and conditions as the Administrator may determine.

(c) Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate immediately following the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

Section 10. Unrestricted Stock Awards

(a) Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at a purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee, pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such participant.

(b) Restrictions on Transfers. The right to receive shares of Unrestricted Stock on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

Section 11. Performance Share Awards

(a) Nature of Performance Share Awards. A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals; provided however that the Administrator, in its discretion, may provide either at the time of grant or at the time of settlement that a Performance Share Award will be settled in cash. The Administrator may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Administrator in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals, the periods during which performance is to be measured (which in the aggregate shall not be less than one (1) year), and all other limitations and conditions.

10

(b) Restrictions of Transfer. Performance Share Awards, and all rights with respect to such Awards, may not be sold, assigned, transferred, pledged or otherwise encumbered.

(c) Rights as a Stockholder. A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive a stock certificate or book entry evidencing the acquisition of shares of Stock (unless the Administrator has provided for cash settlement) only upon satisfaction of all conditions specified in the Performance Share Award Agreement (or in a performance plan adopted by the Administrator).

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 18 below, in writing after the Award Agreement is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate immediately following the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

Section 12. Cash Awards

The Administrator, in its discretion, may provide for cash payments to be made under the Plan as a form of Award, and may provide for Cash Awards to be made to Covered Employees pursuant to Section 13 below. Such Cash Awards may be made subject to such terms, conditions and restrictions as the Administrator considers necessary or advisable.

Section 13. Performance-Based Awards to Covered Employees

(a) Performance-Based Awards. A Performance-Based Award means any Restricted Stock Award, Restricted Stock Unit, Performance Share Award or Cash Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and any regulations appurtenant thereto. Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash Award payable upon the attainment of Performance Goals that are established by the Administrator and related to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Period. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall company performance or the performance of a division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of an individual: (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company; or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.

(b) Grant of Performance-Based Awards. With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first ninety (90) days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the

11

Administrator may be (but need not be) different for each Performance Period and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

(c) Payment of Performance-Based Awards. Following the completion of a Performance Period, the Administrator shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, shall calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Period. The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award, and, in doing so, may reduce (but not increase) or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d) Maximum Award Payable. The maximum Performance-Based Award payable to any one Covered Employee under the Plan for any twelve (12)-month period that is included in a Performance Period is a number of shares of Stock equal to the Initial Limit, (subject to adjustment as provided in Section 4(b) hereof) or two million dollars ($2,000,000) in the case of a Performance-Based Award that is a Cash Award.

Section 14. Dividend Equivalent Rights

(a) Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash dividends that would be paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares were held by the recipient. A Dividend Equivalent Right may be granted hereunder to any participant, as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

(b) Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may, but need not, provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

Section 15. Tax Withholding

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes taxable, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates to any grantee is subject to and is conditioned on tax obligations being satisfied by the grantee.

(b) Payment in Stock. If provided in the instrument evidencing an Award, either the grantee or the Company may elect to have the statutory minimum required tax withholding obligation satisfied, in whole or in part, by: (i) withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate

12

Fair Market Value (as of the date the withholding is effected) that would satisfy such withholding amount due; or (ii) allowing a grantee to transfer to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy such withholding amount due.

Section 16. Section 409A Awards

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of: (i) six (6) months and one (1) day after the grantee’s separation from service; or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated or postponed except to the extent permitted by Section 409A.

Section 17. Transfer, Leave Of Absence, Etc.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

Section 18. Amendments and Termination

Subject to requirements of law or any stock exchange or similar rules which would require a vote of the Company’s shareholders, the Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. If and to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, if and to the extent intended to so qualify, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 18 shall limit the Administrator’s authority to take any action permitted pursuant to Section 4(c).

Section 19. Status of Plan

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

13

Section 20. Change in Control Provisions

(a) Upon the occurrence of a Change in Control as defined in this Section 20, the Administrator in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award; (ii) provide for termination of any Awards not exercised prior to the occurrence of a Change in Control; provided that the holder of any such Award is given written notice of such prospective action by the Administrator at least ten (10) calendar days prior to the effective date of the Change in Control; (iii) provide for payment to the holder of the Award of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the Change in Control in exchange for cancellation of the Award; (iv) adjust the terms of the Award in a manner determined by the Administrator to reflect the Change in Control; (v) cause the Award to be assumed, or new rights substituted therefor, by another entity; or (vi) make such other provision as the Administrator may consider equitable to the holders of Awards and in the best interests of the Company.

(b) “Change in Control” or “Change in Control of the Company” shall mean the occurrence of any one of the following:

(i)	Any “Person”, as such term is used in Sections 13(d) and 14(d) of the Act, other than the Company or a Subsidiary, becomes a beneficial owner (within the meaning of Rule 13d-3, as amended, as promulgated under the Exchange Act), directly or indirectly, in one or a series of transactions, of securities representing more than 50% of the combined voting power of the Company’s then outstanding securities;

(ii)	The consummation of a merger or consolidation of the Company with any other Person, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(iii)	The closing of a sale or other disposition by the Company of all or substantially all of the assets of the Company;

(iv)	Individuals who constitute the Board on the date hereof (“Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, that any individual who becomes a member of the Board subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors shall be treated as an Incumbent Director unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors; or

(v)	A complete liquidation or dissolution of the Company;

provided, in each case, that such event also constitutes a “change in control event” within the meaning of the Treasury Regulation Section 1.409A-3(i)(5) if necessary to avoid the imposition of additional taxes under Section 409A.

Section 21. General Provisions

(a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements, whether located in the United States or a foreign jurisdiction, have

14

been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

No Award under the Plan shall be a nonqualified deferred compensation plan, as defined in Code Section 409A, unless such Award meets in form and in operation the requirements of Code Section 409A(a)(2),(3), and (4).

Notwithstanding anything to the contrary contained in this Plan, Awards may be made to an individual who is a foreign national or employed or performing services outside of the United States on such terms and conditions different from those specified in the Plan as the Administrator considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws

(b) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. In lieu of delivery of stock certificates, the Company may, to the extent permitted by law and the Certificate of Incorporation and bylaws of the Company, issue shares of Stock hereunder in book entry form.

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such company’s insider trading policy, as in effect from time to time.

(e) Forfeiture of Awards under Sarbanes-Oxley Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then, to the extent required by law, any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the twelve (12)-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

(f) Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may: (i) deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan and any Award thereunder (including without limitation, prospectuses required by the SEC) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements); and (ii) permit participants in the Plan to electronically execute applicable Plan documents (including but not limited to, Award Agreements) in a manner prescribed by the Administrator.

Section 22. Effective Date of Plan

This Plan shall become effective upon approval by the holders of a majority of the shares of Stock of the Company present or represented and entitled to vote at a meeting of stockholders at which a quorum is present or by written consent of the stockholders. Subject to such approval by the stockholders, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

Section 23. Governing Law

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of The State of Delaware, applied without regard to conflict of law principles.

15

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 31, 2018.

Vote by Internet • Go to www.investorvote.com/ZSAN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR the nominee listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:	For	Withhold

01 - John P. Walker	☐	☐

+

	For	Against	Abstain

2. Approval of amendment to Zosano Pharma Corporation’s Amended and Restated 2014 Equity and Incentive Plan to increase the number of shares of common stock approved for issuance under the plan by 1,200,000 shares.

	☐	☐	☐

	For	Against	Abstain

4. Ratification of the appointment of Marcum LLP as Zosano Pharma Corporation’s independent registered public accounting firm for fiscal year 2018.	☐	☐	☐

For	Against	Abstain

3. Approval of amendment to Zosano Pharma Corporation’s Amended and Restated 2014 Equity and Incentive Plan to amend the provision that provides for certain annual automatic increases in the shares of common stock reserved for issuance thereunder.

☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.
☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Zosano Pharma Corporation

Proxy Solicited by Board of Directors for Annual Meeting — May 31, 2018

John P. Walker and Hayley Lewis, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Zosano Pharma Corporation to be held on May 31, 2018 at 8:30 a.m., Pacific time at the Company’s headquarters located at 34790 Ardentech Court, Fremont, CA 94555 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR the election of Mr. Walker as a Class I director, FOR the approval of the amendment to the Company’s Amended and Restated 2014 Equity and Incentive Plan to increase the number of shares approved for issuance thereunder, FOR the amendment to the Company’s Amended and Restated 2014 Equity and Incentive Plan to amend the provision that provides for an annual increase in the number of shares issuable thereunder and FOR the ratification of Marcum LLP as the Company’s independent registered public accounting firm.

The Proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)